Exhibit 10.14



                                   CREDIT AGREEMENT


                            dated as of November 12, 1996

                                        among


                    INTERNATIONAL MUREX TECHNOLOGIES CORPORATION,
             MUREX DIAGNOSTICS INTERNATIONAL, INC., IMTC HOLDINGS, INC.,
              MUREX DIAGNOSTICS CORPORATION, IMTC HOLDINGS (UK) LIMITED,
                  MUREX DIAGNOSTICS, INC. AND MUREX BIOTECH LIMITED,


                                    as Borrowers,

                             BANK OF AMERICA ILLINOIS AND
                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                    ASSOCIATION, ACTING THROUGH ITS LONDON BRANCH,
                                  as Issuing Banks,

                               BANK OF AMERICA, F.S.B.,
                                as Agent and a Lender

                                         and

                    THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                  TABLE OF CONTENTS

     SECTION                                                                PAGE
     -------                                                                ----

        ARTICLE I.

                                     DEFINITIONS . . . . . . . . . . . . . .   1
                  1.1  Certain Defined Terms . . . . . . . . . . . . . . . .   1

        ARTICLE II.

                                      THE LOANS  . . . . . . . . . . . . . .  31
                  2.1  Amounts and Terms of Commitments  . . . . . . . . . .  31
                  2.2  Loan Accounts . . . . . . . . . . . . . . . . . . . .  32
                  2.3  Manner of Borrowing and Disbursement. . . . . . . . .  32
                  2.4  Conversion and Continuation Elections . . . . . . . .  33
                  2.5  Utilization of Offshore Currency Commitments  . . . .  35
                  2.6  Voluntary Termination or Reduction of
                       Commitments . . . . . . . . . . . . . . . . . . . . .  35
                  2.7  Optional Prepayments  . . . . . . . . . . . . . . . .  36
                  2.8  Mandatory Repayments  . . . . . . . . . . . . . . . .  36
                  2.9  Repayment . . . . . . . . . . . . . . . . . . . . . .  37
                  2.10 Interest  . . . . . . . . . . . . . . . . . . . . . .  37
                  2.11 Fees  . . . . . . . . . . . . . . . . . . . . . . . .  38
                  2.12 Computation of Fees and Interest  . . . . . . . . . .  39
                  2.13 Payments by the Borrowers.  . . . . . . . . . . . . .  40
                  2.14 Payments by the Lenders . . . . . . . . . . . . . . .  41
                  2.15 Sharing of Payments, Etc. . . . . . . . . . . . . . .  42
                  2.16 Application of Payments . . . . . . . . . . . . . . .  43
                  2.17 Foreign Exchange Facility . . . . . . . . . . . . . .  45
                  2.18 Guaranty  . . . . . . . . . . . . . . . . . . . . . .  47
                  2.19 Joint and Several Liability . . . . . . . . . . . . .  50
                  2.20 Designation of Borrower Representative  . . . . . . .  51

        ARTICLE III.

                                THE LETTERS OF CREDIT  . . . . . . . . . . .  51
                  3.1  The Letter of Credit Subfacility. . . . . . . . . . .  51
                  3.2  Issuance, Amendment and Renewal of Letters of
                       Credit  . . . . . . . . . . . . . . . . . . . . . . .  53
                  3.3  Risk Participations, Drawings and
                       Reimbursements  . . . . . . . . . . . . . . . . . . .  55
                  3.4  Repayment of Participations . . . . . . . . . . . . .  56
                  3.5  Role of the Issuing Bank  . . . . . . . . . . . . . .  57
                  3.6  Obligations Absolute  . . . . . . . . . . . . . . . .  58
                  3.7  Cash Collateral Pledge  . . . . . . . . . . . . . . .  59
                  3.8  Letter of Credit Fees . . . . . . . . . . . . . . . .  59
                  3.9  Uniform Customs and Practice  . . . . . . . . . . . .  60

        ARTICLE IV.

                        TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . .  60
                  4.1  Taxes . . . . . . . . . . . . . . . . . . . . . . . .  60
                  4.2  Illegality  . . . . . . . . . . . . . . . . . . . . .  62
                  4.3  Increased Costs and Reduction of Return . . . . . . .  63
                  4.4  Funding Losses  . . . . . . . . . . . . . . . . . . .  64
                  4.5  Inability to Determine Rates  . . . . . . . . . . . .  64

                  4.6  Certificates of Lenders . . . . . . . . . . . . . . .  65
                  4.7  Survival  . . . . . . . . . . . . . . . . . . . . . .  65

        ARTICLE V.

                                 CONDITIONS PRECEDENT  . . . . . . . . . . .  65
                  5.1  Conditions of Initial Loans . . . . . . . . . . . . .  65
                  5.2  Conditions to All Credit Extensions . . . . . . . . .  68

        ARTICLE VI.

                            REPRESENTATIONS AND WARRANTIES . . . . . . . . .  69
                  6.1  Corporate Existence and Power . . . . . . . . . . . .  69
                  6.2  Corporate Authorization; No Contravention . . . . . .  69
                  6.3  Governmental Authorization  . . . . . . . . . . . . .  70
                  6.4  Binding Effect  . . . . . . . . . . . . . . . . . . .  70
                  6.5  Litigation  . . . . . . . . . . . . . . . . . . . . .  70
                  6.6  No Default  . . . . . . . . . . . . . . . . . . . . .  71
                  6.7  ERISA Compliance  . . . . . . . . . . . . . . . . . .  71
                  6.8  Use of Proceeds; Margin Regulations . . . . . . . . .  72
                  6.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . .  72
                  6.10 Financial Condition, Fiscal Year  . . . . . . . . . .  72
                  6.11 Environmental Matters . . . . . . . . . . . . . . . .  72
                  6.12 Regulated Entities  . . . . . . . . . . . . . . . . .  73
                  6.13 No Burdensome Restrictions  . . . . . . . . . . . . .  73
                  6.14 Business and Collateral Locations . . . . . . . . . .  74
                  6.15 Real Property . . . . . . . . . . . . . . . . . . . .  74
                  6.16 Eligibility of Collateral . . . . . . . . . . . . . .  74
                  6.17 Intellectual Property; Licenses . . . . . . . . . . .  74
                  6.18 Ownership of Assets; Liens  . . . . . . . . . . . . .  75
                  6.19 Subsidiaries  . . . . . . . . . . . . . . . . . . . .  75
                  6.20 Partnerships; Joint Ventures  . . . . . . . . . . . .  76
                  6.21 Solvency  . . . . . . . . . . . . . . . . . . . . . .  76
                  6.22 Material Contracts; Labor Matters . . . . . . . . . .  76
                  6.23 Insurance . . . . . . . . . . . . . . . . . . . . . .  76
                  6.24 Representations and Warranties Relating to
                       Accounts  . . . . . . . . . . . . . . . . . . . . . .  76
                  6.25 Inventory . . . . . . . . . . . . . . . . . . . . . .  77
                  6.26 Full Disclosure . . . . . . . . . . . . . . . . . . .  78

        ARTICLE VII.

                                AFFIRMATIVE COVENANTS  . . . . . . . . . . .  78
                  7.1  Financial Statements  . . . . . . . . . . . . . . . .  78
                  7.2  Certificates; Other Information . . . . . . . . . . .  79
                  7.3  Notices . . . . . . . . . . . . . . . . . . . . . . .  80
                  7.4  Preservation of Corporate Existence, Etc  . . . . . .  82
                  7.5  Maintenance of Property . . . . . . . . . . . . . . .  82
                  7.6  Insurance . . . . . . . . . . . . . . . . . . . . . .  82
                  7.7  Payment of Obligations  . . . . . . . . . . . . . . .  83
                  7.8  Compliance with Laws  . . . . . . . . . . . . . . . .  83
                  7.9  Compliance with ERISA . . . . . . . . . . . . . . . .  83
                  7.10 Inspection of Property and Books and Records  . . . .  84
                  7.11 Environmental Laws  . . . . . . . . . . . . . . . . .  84
                  7.12 Use of Proceeds . . . . . . . . . . . . . . . . . . .  84
                  7.13 Further Assurances  . . . . . . . . . . . . . . . . .  85

        ARTICLE VIII.


                                  NEGATIVE COVENANTS . . . . . . . . . . . .  85
                  8.1  Limitation on Liens . . . . . . . . . . . . . . . . .  85
                  8.2  Liquidation; Change in Ownership or Name;
                       Disposition or Acquisition of Assets; Etc.  . . . . .  87
                  8.3  Consolidations and Mergers  . . . . . . . . . . . . .  88
                  8.4  Loans and Investments . . . . . . . . . . . . . . . .  88
                  8.5  Limitation on Indebtedness  . . . . . . . . . . . . .  89
                  8.6  Transactions with Affiliates  . . . . . . . . . . . .  90
                  8.7  Use of Proceeds . . . . . . . . . . . . . . . . . . .  90
                  8.8  Change in Accounts  . . . . . . . . . . . . . . . . .  90
                  8.9  Contingent Obligations  . . . . . . . . . . . . . . .  90
                  8.10 Restricted Payments . . . . . . . . . . . . . . . . .  90
                  8.11 ERISA . . . . . . . . . . . . . . . . . . . . . . . .  91
                  8.12 Change in Business  . . . . . . . . . . . . . . . . .  91
                  8.13 Accounting Changes  . . . . . . . . . . . . . . . . .  91
                  8.14 Intellectual Property Collateral  . . . . . . . . . .  91
                  8.15 Negative Pledges, Etc.  . . . . . . . . . . . . . . .  92
                  8.16 Funded Debt/EBITDA Ratio  . . . . . . . . . . . . . .  93
                  8.17 Consolidated Tangible Net Worth . . . . . . . . . . .  93
                  8.18 Capital Expenditures  . . . . . . . . . . . . . . . .  93

        ARTICLE IX.

                                  EVENTS OF DEFAULT  . . . . . . . . . . . .  93
                  9.1  Event of Default  . . . . . . . . . . . . . . . . . .  93
                  9.2  Remedies  . . . . . . . . . . . . . . . . . . . . . .  96
                  9.3  Rights Not Exclusive  . . . . . . . . . . . . . . . .  96

        ARTICLE X.

                                      THE AGENT  . . . . . . . . . . . . . .  97
                  10.1 Appointment and Authorization; "Agent" and
                       "Issuing Bank"  . . . . . . . . . . . . . . . . . . .  97
                  10.2 Delegation of Duties  . . . . . . . . . . . . . . . .  97
                  10.3 Liability of Agent  . . . . . . . . . . . . . . . . .  98
                  10.4 Reliance by Agent . . . . . . . . . . . . . . . . . .  98
                  10.5 Notice of Default . . . . . . . . . . . . . . . . . .  99
                  10.6 Credit Decision . . . . . . . . . . . . . . . . . . .  99
                  10.7 Indemnification of Agent  . . . . . . . . . . . . . . 100
                  10.8 Agent in Individual Capacity  . . . . . . . . . . . . 100
                  10.9 Successor Agent; Successor Issuing Bank . . . . . . . 100
                  10.10     Withholding Tax  . . . . . . . . . . . . . . . . 101
                  10.11     Collateral Matters . . . . . . . . . . . . . . . 103

        ARTICLE XI.

                                    MISCELLANEOUS  . . . . . . . . . . . . . 104
                  11.1 Amendments and Waivers  . . . . . . . . . . . . . . . 104
                  11.2 Notices . . . . . . . . . . . . . . . . . . . . . . . 105
                  11.3 No Waiver; Cumulative Remedies  . . . . . . . . . . . 106
                  11.4 Costs and Expenses  . . . . . . . . . . . . . . . . . 106
                  11.5 Borrower Indemnification  . . . . . . . . . . . . . . 107
                  11.6 Marshalling; Payments Set Aside . . . . . . . . . . . 108
                  11.7 Successors and Assigns  . . . . . . . . . . . . . . . 108
                  11.8 Assignments . . . . . . . . . . . . . . . . . . . . . 109
                  11.9 Set-off . . . . . . . . . . . . . . . . . . . . . . . 110
                  11.10     Notification of Addresses, Lending
                             Offices, Etc. . . . . . . . . . . . . . . . . . 110
                  11.11     Counterparts . . . . . . . . . . . . . . . . . . 110
                  11.12     Severability . . . . . . . . . . . . . . . . . . 111
                  11.13     No Third Parties Benefited . . . . . . . . . . . 111
                  11.14     Governing Law and Jurisdiction . . . . . . . . . 111
                  11.15     Waiver of Jury Trial . . . . . . . . . . . . . . 111
                  11.16     Entire Agreement . . . . . . . . . . . . . . . . 112

     SCHEDULES

     Schedule 1        -    Payment & Lending Offices
     Schedule 2        -    Commitment Percentages
     Schedule 3        -    Notice Addresses
     Schedule 4        -    Material Subsidiaries
     Schedule 5        -    Calculation of MLA Cost
     Schedule 6.5      -    Litigation
     Schedule 6.7      -    ERISA
     Schedule 6.9      -    Taxes
     Schedule 6.11     -    Environmental Matters
     Schedule 6.14(a)  -    Business Locations
     Schedule 6.14(b)  -    Locations of Inventory, Equipment and Other
                            Collateral
     Schedule 6.15     -    Real Property (Owned and Leased)
     Schedule 6.17     -    Intellectual Property
     Schedule 6.19     -    Subsidiaries and Minority Interests
     Schedule 6.20     -    Partnerships and Joint Ventures
     Schedule 6.22     -    Material Contracts; Labor Matters
     Schedule 6.23     -    Insurance Matters
     Schedule 6.24     -    Accounts
     Schedule 7.13     -    Post-Closing Matters
     Schedule 8.1      -    Permitted Liens
     Schedule 8.4      -    Investments
     Schedule 8.5      -    Permitted Indebtedness
     Schedule 8.9      -    Contingent Obligations


     EXHIBITS

     Exhibit A         Form of Borrowing Base Certificate
     Exhibit B         Form of Compliance Certificate
     Exhibit C         Form of Landlord's Consent
     Exhibit D-1       Form of Promissory Note
     Exhibit D-2       Form of Offshore Currency Promissory Note
     Exhibit E         Form of Notice of Borrowing
     Exhibit F         Form of Notice of Conversion/Continuation
     Exhibit G         Form of Loan Certificate
     Exhibit H         Form of Assignment and Acceptance
     Exhibit I         Form of Offshore Currency L/C Application

                                   CREDIT AGREEMENT

                      DATED AS OF NOVEMBER 12, 1996 BY AND AMONG
                     INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
                        MUREX DIAGNOSTICS INTERNATIONAL, INC.,

                 IMTC HOLDINGS, INC., MUREX DIAGNOSTICS CORPORATION,
                 IMTC HOLDINGS (UK) LIMITED, MUREX DIAGNOSTICS, INC.
                       AND MUREX BIOTECH LIMITED, AS BORROWERS,
                    BANK OF AMERICA ILLINOIS, AND BANK OF AMERICA
                    NATIONAL TRUST AND SAVINGS ASSOCIATION, ACTING
                     THROUGH ITS LONDON BRANCH, AS ISSUING BANKS,
                  BANK OF AMERICA, F.S.B., AS AGENT AND A LENDER AND
           THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME


                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                      ARTICLE I.

                                     DEFINITIONS
                                     -----------

                  1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

                       "ABBOTT" means Abbott Laboratories, an Illinois
                  corporation.

                       "ABBOTT NOTE RECEIVABLE" means that certain note
                  receivable owing from Abbott and reflected on the consolidated balance sheet of IMTC, which, as of the Agreement Date, is in the principal amount of approximately $2,000,000.

                       "ACCOUNT" means, with respect to any Person, any account
                  of such Person and any other right of such Person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

                       "ACCOUNT DEBTOR" means any Person who is obligated under
                  an Account.

                       "AFFILIATE" means, as to any Person, any other Person
                  which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                       "AGENT" means BAFSB in its capacity as agent for the
                  Lenders hereunder, and any successor agent arising under
                  SECTION 10.9.

                       "AGENT-RELATED PERSONS" means the Agent and each Issuing
                  Bank, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                       "AGENT'S PAYMENT OFFICE" means the address for payments
                  set forth on SCHEDULE 1 or such other address as the Agent may from time to time specify.

                       "AGGREGATE REVOLVING CREDIT OBLIGATIONS" means, as of any
                  particular time, the sum of (a) the Effective Amount of all Loans then outstanding, plus (b) the Effective Amount of all L\C Obligations then outstanding.

                       "AGREEMENT" means this Credit Agreement.

                       "AGREEMENT DATE" means November 12, 1996.

                       "ASSIGNEE" has the meaning specified in SECTION 11.8(A).

                       "ASSIGNMENT OF INTERCOMPANY NOTES" means all documents
                  and instruments executed by any Borrower in connection with the satisfaction of the obligations of the Borrowers set forth in paragraph 1 of SCHEDULE 7.13 hereof, as the same may be modified, supplemented or amended from time to time.

                       "ATTORNEY COSTS" means and includes the reasonable fees
                  and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

                       "AVAILABLE LOAN COMMITMENT" means, as of any particular
                  time, (a) the amount of the Commitment MINUS (b) the Aggregate Revolving Credit Obligations then outstanding.

                       "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act
                  of 1978 (11 U.S.C. SECTION 101, ET SEQ.).

                       "BARBADOS BORROWERS" means Murex Diagnostics
                  International, Inc. and Murex Diagnostics Corporation.

                       "BASE RATE" means, for any day, the rate of interest in
                  effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by Bank of America National Trust and Savings Association based upon various factors including Bank of America National Trust and Savings Association's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America National Trust and Savings Association shall take effect at the opening of business on the day specified in the public announcement of such change.

                       "BASE RATE LOAN" means a Loan that bears interest at a
                  per annum rate equal to the Base Rate in effect from time to time.

                       "BAI" means Bank of America Illinois.

                       "BAFSB" means Bank of America, F.S.B.

                       "BOA" means Bank of America National Trust and Savings
                  Association, acting through its London Branch.

                       "BORROWER REPRESENTATIVE" means IMTC Holdings, Inc., a
                  corporation organized under the laws of the State of Delaware, or any other Borrower selected by the Borrowers in accordance with SECTION 2.20.

                       "BORROWERS" means International Murex Technologies
                  Corporation, a corporation organized under the laws of the Province of British Columbia, Murex Diagnostics International, Inc., a corporation organized under the laws of Barbados, IMTC Holdings, Inc., a corporation organized under the laws of the State of Delaware, Murex Diagnostics Corporation, a corporation organized under the laws of Barbados, IMTC Holdings (UK) Limited, a corporation organized under the laws of England, Murex Diagnostics, Inc., a corporation organized under the laws of the State of Delaware and Murex Biotech Limited, a corporation organized under the laws of England, and "BORROWER" means any one of the foregoing.

                       "BORROWING" means a borrowing hereunder consisting of
                  Loans of the same Type made to any Borrower on the same day by the Lenders under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                       "BORROWING BASE" means, at any particular time, the
                  LESSER of:

                       (i) the sum of:

                            (a) eighty-five percent (85%) of Eligible Accounts; PLUS

                            (b) eighty-five percent (85%) of the balance of the Abbott Note Receivable which is not unpaid more than thirty (30) days after its due date; PLUS

                            (c) fifty percent (50%) of the Value of Eligible Inventory; and

                       (ii) EBITDA for the most recent twelve (12) month period for which financial statements are available multiplied by 1.5.

                       "BORROWING BASE CERTIFICATE" means a document
                  substantially in the form of EXHIBIT A hereto, with appropriate insertions, or such other form as shall be acceptable to the Agent, as it may be amended or modified from time to time.

                       "BORROWING BASE DEFICIENCY" means any condition wherein
                  the Aggregate Revolving Credit Obligations exceed the Borrowing Base as set forth on the most recent Borrowing Base Certificate delivered to the Agent or as otherwise reasonably determined by the Agent.

                       "BORROWING DATE" means any date on which a Borrowing
                  occurs under SECTION 2.3.

                       "BUSINESS DAY" means any day other than a Saturday,
                  Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan or an Offshore Currency Loan, means such a day on which dealings are carried on in London, England and any other applicable offshore dollar interbank market.

                       "CAPITAL ADEQUACY REGULATION" means any guideline,
                  request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                       "CAPITAL EXPENDITURES" means, for any fiscal year for any
                  Person, the sum of (a) the aggregate amount of all expenditures of or Indebtedness incurred by such Person for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of all Capitalized Lease Obligations of such Person incurred during such period, and (c) the aggregate amount of all capitalized research and development costs as shown on the consolidated balance sheet and cash flow statement of IMTC.

                       "CAPITAL STOCK" means, as applied to any Person, any
                  capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                       "CAPITALIZED LEASE" means any lease which is or should be
                  capitalized on the balance sheet of the lessee in accordance with GAAP.

                       "CAPITALIZED LEASE OBLIGATIONS" means, with respect to
                  any Person, all monetary obligations of such Person under any Capitalized Leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such Capitalized Lease may be terminated by the lessee without payment of a penalty.

                       "CASH COLLATERALIZE" means to pledge and deposit with or
                  deliver to the Agent, for the benefit of the Issuing Bank and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts as directed by the Agent.

                       "CERCLA" has the meaning specified in the definition of
                  "Environmental Laws."

                       "CHANGE IN CONTROL" means the occurrence of any of the
                  following: (a) any Person (other than a Person that, as of the Agreement Date, owns 10% or more of the outstanding shares of voting securities of IMTC) or group (as such term is defined in Rule 13d-5 under the Exchange Act) of Persons shall as a result of a tender or exchange offer, open market purchase, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities having forty percent (40%) or more of the ordinary voting power of the then outstanding securities of IMTC; or
                  (b) a change in any two of the individuals acting as the Chairman, President, or Chief Financial Officer, respectively, of IMTC after the Agreement Date, if such individuals are not replaced with individuals reasonably acceptable to the Agent within ninety (90) days.

                       "CHIRON LITIGATION" means those certain legal proceedings
                  involving patents owned by Chiron Corporation relating to hepatitis C virus.

                       "CODE" means the Internal Revenue Code of 1986, and
                  regulations promulgated thereunder.

                       "COLLATERAL" means all property and interests in property
                  and proceeds thereof now owned or hereafter acquired by any Person in or upon which a Lien now or hereafter exists in favor of the Issuing Bank or the Lenders, or the Agent or the Collateral Agent on behalf of the Issuing Bank and the Lenders, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent, the Collateral Agent or the Issuing Bank or the Lenders.

                       "COLLATERAL AGENT" means, with respect to all property
                  located in the United States of America or Barbados, BAFSB, and with respect to all property located in the United Kingdom, Bank of America National Trust and Savings Association, acting through its London branch.

                       "COLLATERAL DOCUMENTS" means, collectively, (i) the
                  Guaranty Agreements, the Security Agreements, the Stock Pledge Agreements, the Assignment of Intercompany Notes, the Intellectual Property Security Agreements, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any Borrower or any Guarantor and the Lenders, the Issuing Bank, any Collateral Agent or the Agent, for the benefit of the Issuing Bank and the Lenders, now or hereafter delivered to the Lenders, the Issuing Bank, any Collateral Agent or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against any Borrower or any Guarantor as debtor in favor of the Lenders, the Issuing Bank, any Collateral Agent or the Agent, for the benefit of the Issuing Bank and the Lenders, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                       "COMMITMENT" means the several obligations of the Lenders
                  to advance the aggregate sum of up to U.S. $15,000,000 the Borrowers, (including the several obligations of the Offshore Currency Lenders pursuant to the Offshore Currency Commitment) pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof; provided, however, that a Lender which is not an Offshore Currency Lender shall not be obligated to advance any funds in an Offshore Currency.

                       "COMMITMENT PERCENTAGES" means the percentages in which
                  the Lenders are severally bound to satisfy the Commitment (including, without limitation, each Offshore Currency Lender's Offshore Currency Commitment) to make Loans to the Borrowers as shall be in effect from time to time; such percentages as of the Agreement Date are as set forth on
                  SCHEDULE 2 hereto.

                       "COMPUTATION DATE" has the meaning ascribed to such term
                  in SECTION 2.5(A) hereof.

                       "COMPLIANCE CERTIFICATE" means a certificate
                  substantially in the form of EXHIBIT B.

                       "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to
                  IMTC on a consolidated basis with its Subsidiaries at any time, the total of the shareholders' equity (including Capital Stock, additional paid-in capital and retained earnings after deducting treasury stock) less the sum of the total amount of all intangible assets.

                       "CONTINGENT OBLIGATION" means, as to any Person, any
                  direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
                  (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
                  (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or if less, the maximum stated amount of the Guaranty Obligation or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                       "CONTRACT RIGHT" means, with respect to any Person, any
                  right of such Person to payment under a contract.

                       "CONTRACTUAL OBLIGATION" means, as to any Person, any
                  provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                       "CONVERSION/CONTINUATION DATE" means any date on which,
                  under SECTION 2.4, the Borrower Representative (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                       "CREDIT EXTENSION" means and includes (a) the making of
                  any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                       "DEFAULT" means any event or circumstance which, with the
                  giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                       "DEFAULT RATE" means a simple per annum interest rate
                  equal to, (a) with respect to outstanding principal, the sum of (i) (x) the Eurodollar Rate plus 2.5% or (y) the Base Rate, as applicable, PLUS (ii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, PLUS (ii) one percent (1%).

                       "EBITDA" means, for any period for IMTC on a consolidated
                  basis, the net income for such period PLUS (i) without duplication and to the extent reflected as charges in the statement of net income for such period, the sum of (a) income taxes, (b) interest expense, (c) depreciation and amortization expense, (d) losses arising from fluctuations in foreign currency exchange rates, (e) for all calculations which include a period ending on or prior to June 30, 1996, the amount of royalty obligations accrued in connection with the Chiron Litigation and (f) Attorney Costs incurred by IMTC and its Subsidiaries in connection with the Chiron Litigation, MINUS (ii) without duplication and to the extent included in the net income for such period, (a) gains arising from fluctuations in foreign currency rates, and (b) for all calculations which include a period ending on or prior to June 30, 1996, the amount of $300,000 per quarter for royalty obligations in connection with the Chiron Litigation. Additionally, for all calculations of EBITDA through December 31, 1997, the aggregate amount of payments on the Abbott Note Receivable (not to exceed $2,000,000) received by any Borrower from Abbott during such period will be added to net income for such period (to the extent not included in calculating net income for such period).

                       "EFFECTIVE AMOUNT" means (i) with respect to any Loans on
                  any date, the Equivalent Amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the Equivalent Amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                       "ELIGIBLE ACCOUNT" means an Account owing to any
                  Borrower:

                            (1) which is genuine and in all respects what it purports to be;

                            (2) which arises from the sale of goods by any Borrower; and (i) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and (ii) such Borrower has possession of, or if requested by the Agent, has delivered to the Agent, shipping and delivery receipts evidencing such shipment, delivery and acceptance;

                            (3) which is payable in the United States or in the United Kingdom in U.S. Dollars or in Offshore Currency;

                            (4) which (a) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance and (ii) has payment terms which are acceptable to the Agent which payment terms existing on and disclosed to the Agent prior to the Agreement Date are acceptable to the Agent, and (b) does not constitute service charges, chargebacks, memo billings or ineligible credit column balances;

                            (5) which is not subject to any assignment, claim or Lien, other than a Lien in favor of the Agent or a Collateral Agent;

                            (6) which is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any setoff, counterclaim, credit, allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice, as shown in the original schedule or Borrowing Base Certificate furnished to the Agent identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account or offered or attempted to return any of such goods;

                            (7) if there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or prospects, or in its ability to pay any Account in full when due;

                            (8) which does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by such Borrower to the Agent of the Account arising with respect thereto;

                            (9) if the Account Debtor with respect thereto is not an Obligor or an Affiliate of an Obligor or an employee or agent of any Obligor;

                            (10) which is not an Account arising from a "sale on
                       approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

                            (11) which is not an Account with respect to which
                       possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower, any other Obligor, any Affiliate of any Obligor, or any of their respective Subsidiaries (or by any agent or custodian of any of the foregoing) for the account of or subject to further and/or future direction from the Account Debtor thereof;

                            (12) which is not an Account which in any way fails
                       to meet or violates any warranty, representation or covenant contained in this Agreement or any Loan Document relating directly or indirectly to such Borrower's Accounts;

                            (13) which arises in the ordinary course of such
                       Borrower's business;

                            (14) which is not unpaid on the date that is ninety
                       (90) days after its invoice date;

                            (15) to the extent such Account, together with all
                       other Accounts owing by such Account Debtor to any Borrower, does not exceed in the aggregate 25% of the amount of all Accounts of the Borrowers; and

                            (16) which the Account is evidenced by chattel paper
                       or an instrument, (a) the Agent shall have specifically agreed in writing to include such Account as an Eligible Account, (b) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account and (c) the original of such chattel paper or instrument has been endorsed and/or assigned and delivered to the Agent in a manner satisfactory to the Agent.

                  An Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

                       "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized
                  under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; and
                  (c) a Person that is primarily engaged in the business of commercial banking or asset based lending and that is an Affiliate of a Lender.

                       "ELIGIBLE INVENTORY" means Inventory owned by any
                  Borrower which meets the following requirements:

                            (1) it is not subject to any assignment, claim or Lien, other than a Lien in favor of the Agent or the Collateral Agent, on behalf of the Issuing Bank and the Lenders;

                            (2) it is (a)(i) finished goods Inventory which is held for sale, (ii) raw materials, or (iii) work in process which the Agent determines, in its sole and absolute discretion, to be in saleable form, (b) (except as the Agent may otherwise consent in writing) new and unused and (c) not Inventory classified by such Borrower on its general ledgers, prepared in a manner consistent with such Borrower's general ledgers disclosed to the Agent prior to the Agreement Date, as either "close out" or "discontinued" Inventory and which "close out" or "discontinued" Inventory has been owned by such Borrower for an aggregate of more than eighteen months;

                            (3) unless it meets the requirements of CLAUSE (4) of this definition, it is in the possession and control of such Borrower or its agents; PROVIDED, HOWEVER, that if it is stored on premises located in the U.S.A. and leased to such Borrower, the Agent is in possession of a Landlord's Consent duly executed by the owner of such premises;

                            (4) if it is in the possession or control of a bailee, warehouseman, consignee, processor or other Person other than a Borrower, the Agent is in possession of such agreements, instruments and documents as the Agent may reasonably require (each in form and content reasonably acceptable to the Agent and duly executed, as appropriate, by the bailee, warehouseman, consignee, processor or other Person in possession or control of such Inventory, as applicable) including but not limited to warehouse receipts in the Agent's name covering such Inventory and a Landlord's Consent or other similar consent, as applicable;

                            (5) it is not Inventory which is dedicated to or, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold to the United States of America or any department, agency or instrumentality thereof and in respect of which Inventory, such Borrower shall have received any progress or other advance payment which is or may be credited or set off against any Account generated upon the sale or lease of any such goods;

                            (6) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. SECTION 215 or any successor statute or section;

                            (7) it is not (i) goods used in connection with maintenance or repair of such Borrower's business, properties or assets, (ii) general supplies, (iii) raw materials in the possession or control of a processor or finisher or (iv) work in process (except to the extent the Agent determines, in its sole and absolute discretion, such work in process to be in saleable form as set forth in clause (2)(a)(iii) above);

                            (8) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Loan Document relating directly or indirectly to such Borrower's Inventory; and

                            (9) it is excessively slow moving or otherwise unacceptable due to age, type, category, quality and/or quantity, as determined by the Agent in its reasonable discretion.

                  Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

                       "ENVIRONMENTAL CLAIMS" means all claims, however
                  asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by any Borrower.

                       "ENVIRONMENTAL LAWS" means the Resource Conservation and
                  Recovery Act, 42 U.S.C. Section 690, ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time, and any other applicable federal, European community, state or local statute, law, ordinance, code, rule, regulation, guideline, order or decree, or other requirement (whether or not having the force of law) regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, or otherwise relating to public health and safety and/or protection of the environment, as now or at any time hereafter in effect. References to sections of any such statute shall be construed to also refer to any successor sections.

                       "EQUIPMENT" means, with respect to any Person, all such
                  Person's equipment of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

                       "EQUIVALENT AMOUNT" means (i) whenever this Agreement
                  requires or permits a determination on any date of the equivalent in U.S. Dollars of an amount expressed in an Offshore Currency, the equivalent amount in U.S. Dollars of an amount expressed in an Offshore Currency as determined by the Agent on such date on the basis of the Spot Rate for the purchase of U.S. Dollars with such Offshore Currency on the relevant Computation Date provided for hereunder; or (ii) whenever this Agreement requires or permits a determination on any date of the equivalent amount in an Offshore Currency of an amount expressed in U.S. Dollars, the equivalent amount in an Offshore Currency of an amount expressed in U.S. Dollars as determined by the Agent on such date on the basis of the Spot Rate for the purchase of such Offshore Currency with U.S. Dollars on the relevant Computation Date provided for hereunder.

                       "ERISA" means the Employee Retirement Income Security Act
                  of 1974, and regulations promulgated thereunder.

                       "ERISA AFFILIATE" means any trade or business (whether or
                  not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                       "ERISA EVENT" means (a) a Reportable Event with respect
                  to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
                  Section 4007 of ERISA, upon any Borrower or any ERISA
                  Affiliate.

                       "ESTIMATED REMEDIATION COSTS" means all costs associated
                  with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

                       "EURODOLLAR RATE" means, for each Interest Period in
                  respect of Eurodollar Rate Loans comprising part of the same Loan, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined by the Agent pursuant to the following formula:

                            (a)  With respect to Eurodollar Rate Loans
                       denominated in U.S. Dollars, as follows:

                  Eurodollar Rate =                   LIBOR
                                       --------------------------------
                                       1.00 Offshore Reserve Percentage

                  Where,

                       "OFFSHORE RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                       "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by the Reference Lender as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, an Eurodollar Rate Loan by such Reference Lender and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (New York) on the second Business Day prior to the commencement of such Interest Period.

                            (b)  With respect to Eurodollar Rate Loans
                       denominated in an Offshore Currency, as follows:

                  Eurodollar Rate =     LIBOR + MLA Cost

                  Where,

                       "MLA Cost" means the percentage per annum calculated in accordance with SCHEDULE 5 hereto.

                       "LIBOR" means the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) as of 11:00 a.m. (London Time), on the Business Day of the commencement of such Interest Period for the Offshore Currency for a period comparable to such Interest Period, at which deposits in the Offshore Currency in Same Day Funds are offered to BOA in the London interbank market.

                       The Eurodollar Rate shall be adjusted automatically as of
                  the effective date of any change in the Offshore Reserve Percentage or the MLA Cost.

                       "EURODOLLAR RATE LOAN" means a Loan that bears interest
                  based on the Eurodollar Rate plus 2.5% and which shall be in a principal amount of at least $500,000 and in an integral multiple of $100,000 (or the Equivalent Amount thereof in an Offshore Currency).

                       "EVENT OF DEFAULT" means any of the events or
                  circumstances specified in SECTION 9.1.

                       "EXCHANGE ACT" means the Securities Exchange Act of 1934,
                  and regulations promulgated thereunder.

                       "FDIC" means the Federal Deposit Insurance Corporation,
                  and any Governmental Authority succeeding to any of its principal functions.

                       "FEDERAL FUNDS RATE" means, for any day, the rate set
                  forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 p.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Agent.

                       "FEE LETTER" has the meaning specified in SECTION
                  2.11(A).

                       "FEMA" has the meaning specified in SECTION 2.17.

                       "FIXTURES" means, with respect to any Person, all of such
                  Person's fixtures of every description and all substitutions and replacements of any thereof.

                       "FOREIGN EXCHANGE AGREEMENT" means a foreign currency
                  exchange hedging product agreement providing foreign currency exchange protection, and arising at any time between any Borrower, on the one hand, and one or more of the Lenders (or an Affiliate of a Lender), on the other hand, as such agreement may be modified, supplemented or amended, and in effect from time to time.

                       "FX LENDER" has the meaning set forth in SECTION 2.17.

                       "FX TRADING OFFICE" means the office designated as the FX
                  Trading Office on SCHEDULE 1, or such other office as BAFSB may designate from time to time.

                       "FRB" means the Board of Governors of the Federal Reserve
                  System, and any Governmental Authority succeeding to any of its principal functions.

                       "FUNDED DEBT" means, without double-counting, with
                  respect to IMTC on a consolidated basis with its Subsidiaries for any twelve month period, the arithmetic average Equivalent Amount in U.S. Dollars outstanding during such period of the following: Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than accrued expenses and trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on trade terms customary in the industry), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed.

                       "FURTHER TAXES" means any and all present or future
                  taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 4.1.

                       "GAAP" means generally accepted accounting principles set
                  forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                       "GENERAL INTANGIBLES" means, with respect to any Person,
                  all of such Person's intangible personal property, including things in action, causes of action and all other personal property of such Person of every kind and nature (other than accounts, inventory, furniture, fixtures and equipment, chattel paper, documents, instruments and money), including, without limitation, corporate or other business records, inventions, designs, Intellectual Property, goodwill, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to such Person to secure any payment from an Account Debtor, and any rights to indemnification.

                       "GOVERNMENTAL AUTHORITY" means any nation or government,
                  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                       "GUARANTORS" means IMTC Holdings Corporation (L) Limited,
                  a corporation organized under the laws of Malaysia, Murex Diagnostics LTDA, a corporation organized under the laws of Brazil, IMTC Technologies, Inc., a corporation organized under the laws of the State of Delaware, Murex Diagnostics Pty., a corporation organized under the laws of Australia, Murex Diagnostics Pvt., a corporation organized under the laws of Singapore, IMTC Holdings B.V., a private limited liability company organized under the laws of The Netherlands, Murex Diagnostics Benelux B.V., a private limited liability company organized under the laws of The Netherlands, Murex Diagnosticos, S.A., a corporation organized under the laws of Spain, Murex Diagnostics S.A., a French societe anonyme organized under the laws of France, Murex Diagnostici S.p.A., a corporation organized under the laws of Italy, Murex Diagnostics A/S, a corporation organized under the laws of Denmark, IMTC Finance, B.V., a corporation organized under the laws of The Netherlands, Murex Diagnostics Czech, a corporation organized under the laws of the Czech Republic, and "GUARANTOR" means any one of them.

                       "GUARANTY AGREEMENTS" means each Guaranty Agreement of
                  even date herewith executed by a Guarantor in favor of the Agent, and any other guaranty agreement hereafter entered into by any Obligor, as the same may be modified, supplemented or amended from time to time.

                       "GUARANTY OBLIGATION" has the meaning specified in the
                  definition of "Contingent Obligation."

                       "HAZARDOUS MATERIALS" means all those substances that are
                  regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                       "HONOR DATE" has the meaning specified in SUBSECTION
                  3.3(C).

                       "IMTC" means International Murex Technologies
                  Corporation, a corporation organized under the laws of the Province of British Columbia.

                       "INDEBTEDNESS" of any Person means, without duplication,
                  (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms);
                  (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

                       "INDEMNIFIED OBLIGATIONS" has the meaning specified in
                  SECTION 11.5.

                       "INDEMNIFIED PERSON" has the meaning specified in SECTION
                  11.5.

                       "INDEPENDENT AUDITOR" has the meaning specified in
                  SUBSECTION 7.1(A).

                       "INSOLVENCY PROCEEDING" means, with respect to any
                  Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                       "INTELLECTUAL PROPERTY" means, with respect to any
                  Person, collectively, such Person's copyright property, Patent Property and trademark property.

                       "INTELLECTUAL PROPERTY SECURITY AGREEMENTS" means the
                  Patent Security Agreement and the License Security Agreement.

                       "INTEREST PAYMENT DATE" means, as to any Eurodollar Rate
                  Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan and, as to any Base Rate Loan, the last Business Day of each month and each date such Base Rate Loan is converted into another Type of Loan, PROVIDED, HOWEVER, that if any Interest Period for an Eurodollar Rate Loan exceeds three months, the dates that fall at the three month intervals, after the beginning and prior to the end of such Interest Period, are also Interest Payment Dates.

                       "INTEREST PERIOD" means, as to any Eurodollar Rate Loan,
                  the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation;

                  PROVIDED that:

                            (1) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                            (2) any Interest Period pertaining to an Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                            (3) no Interest Period shall extend beyond the Maturity Date.

                       "INVENTORY" means, with respect to any Person, any and
                  all of such Person's goods (including, without limitation, goods in transit), wheresoever located which are or may at any time be in transit to such Person, leased by such Person to a lessee, held for sale or lease, furnished under any contract of service, or held as raw materials, work in process, or supplies or materials used or consumed in such Person's business, or which are held for use in connection with the manufacture, packaging, packing, shipping, advertising, selling or finishing of such goods, and all goods of such Person the sale or other disposition of which has given rise to an Account, Contract Right, General Intangible, instrument or chattel paper which are returned to and/or repossessed and/or stopped in transit by such Person or the Agent or any Lender or any agent or bailee of any of them, and all documents of title or other documents representing the same.

                       "IRS" means the Internal Revenue Service, and any
                  Governmental Authority succeeding to any of its principal functions under the Code.

                       "ISSUANCE DATE" has the meaning specified in SECTION
                  3.1(A).

                       "ISSUE" means, with respect to any Letter of Credit, to
                  issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

                       "ISSUING BANKS" means BAI and BOA, together with any
                  replacement letter of credit issuer arising under SECTION 10.9, and "ISSUING BANK" means any one of them.

                       "JUDGMENT CURRENCY" has the meaning ascribed to such term
                  in SECTION 2.16 hereof.

                       "LANDLORD'S CONSENT" means a Landlord Waiver and License
                  Agreement substantially in the form of EXHIBIT C, with appropriate insertions, or such other form as shall be acceptable to the Agent, as it may be amended or modified from time to time, pursuant to which any owner of a premises located in the U.S.A. and at which Inventory is located acknowledges the existence and priority of the Agent's Lien thereon.

                       "L/C AMENDMENT APPLICATION" means an application form for
                  amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at any Issuing Bank, as any Issuing Bank shall request.

                       "L/C APPLICATION" means an application form for issuances
                  of standby letters of credit (including, with respect to Offshore Currency L/Cs, the application form attached hereto as EXHIBIT I) as shall at any time be in use at any Issuing Bank, as any Issuing Bank shall request.

                       "L/C COMMITMENT" means the commitment of the Issuing
                  Banks to Issue Letters of Credit, and the commitment of the Lenders severally to participate in Letters of Credit from time to time Issued under Article III, in an aggregate amount not to exceed on any date the amount of $2,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to SECTION 2.6; PROVIDED that the L/C Commitment is a part of the Commitment, rather than a separate, independent commitment.

                       "L/C OBLIGATIONS" means at any time the sum of the
                  Equivalent Amount in U.S. Dollars of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit.

                       "L/C-RELATED DOCUMENTS" means the Letters of Credit, the
                  L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of an Issuing Bank's standard form documents for letter of credit issuances.

                       "LENDERS" means those banks whose names are set forth on
                  the signature pages hereof under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with SECTION 11.8 hereof; and "LENDER" shall mean any one of the foregoing Lenders.

                       "LENDING OFFICE" means, as to the Agent or any Lender,
                  the office or offices of the Agent or such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 1, or such other office or offices as the Lender may from time to time notify the Borrower Representative and the Agent.

                       "LETTERS OF CREDIT" means any standby letters of credit
                  Issued by an Issuing Bank pursuant to ARTICLE III.

                       "LICENSE AGREEMENT" means that certain License Agreement
                  dated as of May 3, 1994, between Murex Diagnostics Corporation (f/k/a International Murex Technologies Limited) and Abbott.

                       "LICENSE SECURITY AGREEMENT" means that certain License
                  Security Agreement of even date executed by Murex Diagnostics Corporation in favor of the Agent, as the same may be amended, restated or supplemented from time to time.

                       "LIEN" means any security interest, mortgage, deed of
                  trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                       "LOANS" means, collectively, the amounts advanced by the
                  Lenders to any Borrower under the Commitment including the amount of Offshore Currency Loans advanced by the Offshore Currency Lenders to any U.K. Borrower under the Offshore Currency Commitment, not to exceed the amount of the Commitment, and evidenced by the Notes, and may be a Base Rate Loan or an Eurodollar Rate Loan (each, a "TYPE" of Loan).

                       "LOAN DOCUMENTS" means this Agreement, any Notes, the
                  Collateral Documents, the L/C-Related Documents, the Fee Letters, any Foreign Exchange Agreements, and all other documents delivered to the Agent, any Collateral Agent, the Issuing Bank or any Lender in connection with the transactions contemplated by this Agreement.

                       "MAJORITY LENDERS" means at any time of determination
                  (a) if there are less than three (3) Lenders hereunder, all of the Lenders, and (b) if there are three (3) or more Lenders hereunder, at least (i) two (2) Lenders and (ii) Lenders the total of whose Loans outstanding equals or exceeds sixty percent (60%) of the total principal amount of the Loans outstanding hereunder (including the Equivalent Amount in U.S. Dollars of the total principal amount of the Offshore Currency Loans outstanding as of the most recent Computation Date).

                       "MARGIN STOCK" means "margin stock" as such term is
                  defined in Regulation G, T, U  or X of the FRB.

                       "MATERIAL ADVERSE EFFECT" means (a) a material adverse
                  change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of IMTC and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon
                  (i) the legality, validity, binding effect or enforceability against any Borrower or any Material Subsidiary of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

                       "MATERIAL SUBSIDIARY" means those Subsidiaries of IMTC
                  listed on SCHEDULE 4 hereto, and any other Subsidiary of IMTC, now or hereafter created, which (a) owns assets (not including Capital Stock of any Affiliate of IMTC) having an aggregate market value equal to or greater than five percent (5%) of all assets of IMTC and its Subsidiaries on a consolidated basis, or (b) has gross revenues which in the aggregate are equal to or greater than five percent (5%) of the gross revenues of IMTC and its Subsidiaries on a consolidated basis.

                       "MATURITY DATE" means November 12, 1999, or such earlier
                  date on which payment of all the Loans shall be due (whether by acceleration or otherwise).

                       "MULTIEMPLOYER PLAN" means a "multiemployer plan", within
                  the meaning of Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                       "NOTES" mean those certain Promissory Notes of even date,
                  in the aggregate principal amount of the Commitment issued by the Borrowers to each Lender, and in the aggregate principal amount of the Offshore Currency Commitment issued by the Borrowers to each Offshore Currency Lender, pursuant to
                  SECTION 2.2(B), in substantially the form of EXHIBITS D-1 and D-2, respectively, and any extensions, renewals or amendments to, or replacements of, the foregoing.

                       "NOTICE OF BORROWING" means a notice in substantially the
                  form of EXHIBIT E.

                       "NOTICE OF CONVERSION/CONTINUATION" means a notice in
                  substantially the form of EXHIBIT F.

                       "OBLIGATIONS" means all advances, debts, liabilities,
                  obligations, covenants and duties arising under any Loan Document owing by any Borrower to any Lender (or any Affiliate thereof), the Agent (or any Affiliate thereof), the Issuing Bank (or any Affiliate thereof), the FX Lender, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                       "OBLIGOR" means each Borrower, any Guarantor, and each
                  other Person who is or shall become primarily or secondarily liable on any of the Obligations, or on whose property the Agent, any Collateral Agent, the Issuing Bank or any Lender holds a Lien as security for any of the Obligations.

                       "OFFSHORE CURRENCY" means the British pound.

                       "OFFSHORE CURRENCY COMMITMENT" means the several
                  obligations of the Offshore Currency Lenders to advance the aggregate sum of $8,000,000 to the U.K. Borrowers in Offshore Currency pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

                       "OFFSHORE CURRENCY COMMITMENT PERCENTAGES" means the
                  percentages in which the Offshore Currency Lenders are severally bound to satisfy the Offshore Currency Commitment to make Offshore Currency Loans to the U.K. Borrowers as shall be in effect from time to time; such percentages as of the Agreement Date are as set forth on SCHEDULE 2 hereto.

                       "OFFSHORE CURRENCY L/C" has the meaning set forth in
                  Section 3.1 hereof.

                       "OFFSHORE CURRENCY LENDERS" means those Lenders listed as
                  "Offshore Currency Lenders" on SCHEDULE 2 hereto and any assignees of the Offshore Currency Lenders which hereafter became parties hereto pursuant to and in accordance with
                  SECTION 11.8 hereof; and "OFFSHORE CURRENCY LENDER" shall mean any one of the foregoing Offshore Currency Lenders.

                       "OFFSHORE CURRENCY LENDING OFFICE" means, with respect to
                  each Offshore Currency Lender, the office of such Offshore Currency Lender designated as such on SCHEDULE 2 hereto or such other office of such Offshore Currency Lender that such Offshore Currency Lender may from time to time specify by providing notice hereunder to the Borrower Representative and the Agent.

                       "OFFSHORE CURRENCY LOAN"  means a Loan that is advanced
                  in Offshore Currency that bears interest based on the Eurodollar Rate by the Offshore Currency Lenders to any U.K. Borrower and which shall be in a principal amount of (and Equivalent Amount in an Offshore Currency of) at least $500,000 and in an integral multiple of $100,000.

                       "ORIGINAL CURRENCY" has the meaning ascribed to such term
                  in SECTION 2.16 hereof.

                       "ORGANIZATION DOCUMENTS" means, for any corporation, the
                  certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                       "OTHER TAXES" means any present or future stamp, court or
                  documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                       "PATENT PROPERTY" means, with respect to any Person:
                  (a) all of such Person's patents and patent applications (including, without limitation, all patents and patent applications in preparation for filing) throughout the world; and (b) all patent licenses of such Person (whether as licensee or licensor).

                       "PATENT SECURITY AGREEMENT" means that certain Patent
                  Security Agreement delivered pursuant to SECTION 8.14(F) and dated November 12, 1996, by Murex Diagnostics Corporation in favor of the Agent, as the same may be amended, modified or supplemented from time to time.

                       "PBGC" means the Pension Benefit Guaranty Corporation, or
                  any Governmental Authority succeeding to any of its principal functions under ERISA.

                       "PENSION PLAN" means a pension plan (as defined in
                  Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                       "PERMITTED ACQUISITION" means any acquisition of all or
                  substantially all of the Capital Stock of a corporation, or the ownership interests in any partnership or joint venture, or the acquisition of all or SUBSTANTIALLY ALL of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business of any Person, provided that:

                       (a) the corporation, partnership, joint venture,
                  operating assets or line of business acquired is in a substantially similar line of business as the Borrowers,

                       (b) the corporation, joint venture or partnership in which any interest is acquired shall not have had a net operating loss for any month in the twelve-month period preceding the applicable acquisition date,

                       (c) the purchase price (including the amount of all
                  liabilities assured by any Borrower or Guarantor) (i) of any such acquisition shall not exceed $3,500,000 in the aggregate or (ii) for all such acquisitions occurring after the Agreement Date shall not exceed in the aggregate $7,500,000,

                       (d) no Event of Default or Default shall exist at the time of such acquisition, and

                       (e) the Agent contemporaneously with the closing of such acquisition shall have received (i) such documents and instruments as may be necessary to grant or confirm to the Agent or a Collateral Agent a Lien on or security interest in all of the assets so acquired that consist of Inventory of, or Accounts owing to, a Subsidiary located in the United States, the United Kingdom or Barbados, and (ii) if a corporation or partnership is acquired and not merged into a Borrower or Guarantor, a guaranty of the Obligations executed by such corporation or partnership in the form and substance satisfactory to the Agent.

                       "PERMITTED LIENS" has the meaning specified in
                  SECTION 8.1.

                       "PERSON" means an individual, partnership, corporation,
                  limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                       "PLAN" means an employee benefit plan (as defined in
                  Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                       "REAL PROPERTY" of any Person means the real property
                  owned by such Person, including the Real Property of any Borrower identified on SCHEDULE 6.15 hereto.

                       "REFERENCE LENDER" means Bank of America National Trust
                  and Savings Association.

                       "RELATED CONTRACT" means any security agreement,
                  guaranty, lease or other contract securing or otherwise relating to, evidencing or arising out of any Account, Contract Right, General Intangible, chattel paper, documents or instruments.

                       "REPORTABLE EVENT" means, any of the events set forth in
                  Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                       "REQUIREMENT OF LAW" means, as to any Person, any law
                  (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                       "RESPONSIBLE OFFICER" means, with respect to any
                  Borrower, the president, chief executive officer, the chief operating officer, or the chief financial officer thereof, or any other officer having substantially the same authority.

                       "RESULTING CURRENCY" has the meaning ascribed to such
                  term in SECTION 2.16 hereof.

                       "REVOLVING COMMITMENT" has the meaning set forth in
                  SECTION 2.1 hereof.

                       "SAME DAY FUNDS" means (i) with respect to disbursements
                  and payments in U.S. Dollars, immediately available funds, and
                  (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursements or payment for the settlement of international banking transactions in the Offshore Currency.

                       "SECURITY AGREEMENTS" means that certain Security
                  Agreement of even date herewith executed by all of the Borrowers (other than the U.K. Borrowers and the Barbados Borrowers) in favor of the Collateral Agent, that certain Debenture executed by the Barbados Borrowers in favor of the Collateral Agent, and that certain Deed of Charge of even date herewith executed by the U.K. Borrowers in favor of the Collateral Agent, as the same may be amended, modified or supplemented from time to time, and "SECURITY AGREEMENT" means any of the foregoing.

                       "SEC" means the Securities and Exchange Commission, or
                  any Governmental Authority succeeding to any of its principal functions.

                       "SOLVENT" means, as to any Person at any time, that
                  (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                       "SPOT RATE" for a currency means the rate quoted by the
                  Agent as the spot rate for the purchase by the Agent of such currency with another currency through its FX Trading Office at approximately 9:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                       "STOCK PLEDGE AGREEMENTS" means that certain Stock Pledge
                  Agreement, that certain Declaration of Pledge and that certain Share Pledge Agreement, all being of even date herewith and executed by IMTC Holdings B.V. in favor of the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                       "SUBSIDIARY" of a Person means any corporation,
                  association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock , membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of IMTC; provided, however, references in ARTICLE VI hereof to a "Subsidiary" shall not include Murex Medical Research Limited, Technology License Company Limited or Specialist Diagnostics Limited.

                       "SURETY INSTRUMENTS" means with respect to a Person all
                  letters of credit (including standby and commercial), banker's acceptances, shipside bonds, surety bonds and similar instruments of such Person.

                       "TAXES" means any and all present or future taxes,
                  levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                       "TYPE" has the meaning specified in the definition of
                  "Loan."

                       "UCC" means the Uniform Commercial Code as in effect in
                  the State of Georgia from time to time or any other applicable jurisdiction.

                       "U.K. BORROWERS" means IMTC Holdings (UK) Limited and
                  Murex Biotech Limited.

                       "UNFUNDED PENSION LIABILITY" means the excess of a Plan's
                  benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                       "UNITED STATES" and "U.S." each means the United States
                  of America.

                       "U.S. DOLLARS" or "U.S.$" means lawful money of the
                  United States of America.

                       "VALUE OF THE ELIGIBLE INVENTORY" means, at any
                  particular date, the LOWER of the fair market value of the Eligible Inventory or its cost, valued in accordance with the "First-In, First-Out" method of accounting.

                       "WHOLLY-OWNED SUBSIDIARY" means any corporation in which
                  (other than directors' qualifying shares required by law) 100% of the Capital Stock of each class having ordinary voting power, and 100% of the Capital Stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by any Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                  Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Borrower Representative and the Majority Lenders, except as provided in SECTION 11.1 hereof. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in
     Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                  All accounting terms used herein without definition shall be used as defined under GAAP.

                  For all purposes of this Agreement (other than for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent of any Offshore Currency or other currency, shall be determined at the Spot Rate and all covenants shall be calculated in the Equivalent Amount of U.S. Dollars.

                  References herein to "fiscal year" shall mean the fiscal year of IMTC and references herein to "fiscal quarter" shall mean the fiscal quarters of IMTC.


                                     ARTICLE II.

                                      THE LOANS


                  2.1 AMOUNTS AND TERMS OF COMMITMENT. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrowers from time to time on any Business Day during the period from the date hereof to the Maturity Date, in an aggregate amount (determined in U.S. Dollars, including, when applicable, in the Equivalent Amount of any requested and outstanding Offshore Currency Loans pursuant to subsection 2.5(a)) not to exceed at any time the lesser of (a) the Commitment of such Lender as set forth in the definition of Commitment Percentages in SECTION 1 hereof (such amount as the same may be reduced pursuant to SECTION 2.6 or as a result of one or more assignments pursuant to SECTION 11.8, the Lender's "REVOLVING COMMITMENT"), (b) the Borrowing Base, and (c) the Available Loan Commitment; PROVIDED, HOWEVER, that, after giving effect to any Loan, the aggregate principal amount (determined in U.S. Dollars, including, when applicable, in the Equivalent Amount of any requested and outstanding Offshore Currency Loans pursuant to SECTION 2.5(A)) of all outstanding Loans shall not exceed the Commitment; AND PROVIDED FURTHER that, after giving effect to any Offshore Currency Loans, the Equivalent Amount of the aggregate principal amount of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this SECTION 2.1, prepay pursuant to SECTION 2.7 and reborrow pursuant to this SECTION 2.1.

                  2.2  LOAN ACCOUNTS.

                       (a) The Loans made by each Lender and the Letters of Credit issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Lender shall be prima facie evidence of the amount of the Loans made by the Lenders to the Borrowers and the Letters of Credit Issued for the account of any Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.


                       (b) The Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender in an amount equal to its Revolving Commitment. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each such Lender is irrevocably authorized by each Borrower to endorse its Note(s) and each Lender's record shall be prima facie evidence of the amount of such Loans; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Borrower hereunder or under any such Note to such Lender.

                  2.3  MANNER OF BORROWING AND DISBURSEMENT.

                            (a) Each advance of a Loan shall be made upon the Borrower Representative's irrevocable written notice delivered to the Agent in accordance with SECTION 11.2 hereof in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 12:00 noon (New York time)) (i) three Business Days prior to the requested advance date, in the case of Offshore Currency Loans; (ii) three Business Days prior to the requested advance date, in the case of Eurodollar Rate Loans in U.S. Dollars; and (iii) one Business Day prior to the requested advance date, in the case of Base Rate Loans, specifying:

                            (A) the amount of the Loan, which shall be in an aggregate minimum principal amount of $500,000 or any multiple of $100,000 in excess thereof (or the Equivalent Amount thereof in an Offshore Currency);

                            (B) the requested advance date, which shall be a Business Day;

                            (C) whether the Loan is to be a Eurodollar Rate Loan or a Base Rate Loan;

                            (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Eurodollar Rate Loan, such Interest Period shall be three months; and

                            (E) whether the Loan is to be an Offshore Currency Loan; and

                            (F) the name of the Borrower on behalf of whom the Loan is requested,

     PROVIDED, HOWEVER, that with respect to Loans to be made on the Agreement Date, the Notice of Borrowing shall be delivered to the Agent not later than 12:00 a.m. (New York time) on the Agreement Date and such Borrowing will consist of Base Rate Loans only.

                       (b) The Equivalent Amount of any Loan in an Offshore Currency will be determined by the Agent for such Loan on the Computation Date therefor in accordance with SECTION 2.5(A). Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Offshore Currency Lender thereof and of the amount of such Offshore Currency Lender's Offshore Currency Commitment Percentage of the Loan.

                       (c) Each Lender will make the amount of its Commitment Percentage of the Loan (other than an Offshore Currency Loan), available to the Agent for the account of the applicable Borrower at the Agent's Office on the advance date requested by the Borrower Representative in Same Day Funds by 12:00 noon (New York time). The proceeds of all such Loans will then be made available to the applicable Borrower by the Agent by transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower Representative, or, in the absence of such instructions, crediting the amounts so made available to the account of the applicable Borrower maintained with the Agent or an Affiliate of the Agent. Each Offshore Currency Lender will make the amount of its Commitment Percentage of each Offshore Currency Loan available for the account of the applicable Borrower by transferring such amount by wire transfer pursuant to the instruction of the Borrower Representative in Same Day Funds by 3:00 p.m. (London time).

                       (d) Unless the Majority Lenders shall otherwise agree, during the existence of a Default or an Event of Default, neither the Borrower Representative nor any other Borrower may elect to have a Loan made as, or converted into or continued as, an Eurodollar Rate Loan or an Offshore Currency Loan.

                  2.4  CONVERSION AND CONTINUATION ELECTIONS.

                       (a) The Borrower Representative may upon irrevocable written notice to the Agent in accordance with SECTION 2.4(B):

                         (1)     elect to convert on any Business
                  Day, any Base Rate Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Eurodollar Rate Loans in U.S. Dollars or;

                         (2) elect to convert on the last day of the applicable Interest Period any Eurodollar Rate Loans in U.S. Dollars having Interest Periods maturing on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Base Rate Loans; or

                         (3) elect to renew on the last day of the current Interest Period any Eurodollar Rate Loan of any Borrower (whether in U.S. Dollars or in any Offshore Currency) maturing at the end of such Interest Period (or any part thereof in an amount not less than $500,000) (or the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date); or that is in an integral multiple $100,000 in excess thereof (or the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date);

     PROVIDED, that if the aggregate amount of Eurodollar Rate Loans denominated in U.S. Dollars comprising part of the same Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Eurodollar Rate Loans denominated in U.S. Dollars shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower Representative to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans, shall terminate.

                       (b) The Borrower Representative shall deliver a Notice of Conversion/Continuation in accordance with SECTION 11.2 to be received by the Agent not later than 12:00 noon (New York time) at least (i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans denominated in U.S. Dollars; (ii) three Business Days in advance of the continuation date, if the Loans are to be continued as Offshore Currency Loans; or (iii) one Business Day in advance of the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:

                            (A) the proposed Conversion Date or continuation date;

                            (B) the aggregate amount of Loans to be converted or renewed;

                            (C) the nature of the proposed conversion or continuation; and

                            (D)  the duration of the requested Interest Period.

                       (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans in U.S. Dollars, the Borrower Representative has failed to select timely a new Interest Period to be applicable thereto, or upon the request of the Majority Lenders if any Default or Event of Default shall then exist, the Borrower Representative shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period. If the Borrower Representative has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fifth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in SECTION 2.4(B), or upon the request of the Majority Lenders if any Default or Event of Default shall then exist, the Borrower Representative shall be deemed to have elected to convert or continue, as the case may be, such Offshore Currency Loans into an Offshore Currency Loan with a one month Interest Period.

                       (d)  Upon receipt of a Notice of Conversion/
     Continuation, the Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrower Representative, the Agent will promptly notify each Lender of the details of any automatic conversion.
     All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  2.5 UTILIZATION OF OFFSHORE CURRENCY COMMITMENT. The Agent will determine the Equivalent Amount with respect to any (i) Loan comprised of Offshore Currency Loans as of the requested advance date, (ii) outstanding Offshore Currency Loans as of the last Business Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this SECTION 2.5 or SECTION 4.5 (each such date under clauses (i) through (iii) a "COMPUTATION DATE").

                  2.6 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT. The Borrower Representative may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitment or permanently reduce the Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; PROVIDED that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (a) the then outstanding principal amount of the Loans (including the Equivalent Amount of Offshore Currency Loans) would exceed the amount of the Commitment then in effect, (b) the Effective Amount of all Loans and L/C Obligations together would exceed the amounts of the Commitment then in effect, or (c) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment; PROVIDED, FURTHER, that once reduced in accordance with this SECTION 2.6, the Commitment may not be increased. Any reduction of the Commitment shall be applied to each Lender's Revolving Commitment in accordance with such Lender's Commitment Percentage. If and to the extent specified by the Borrower Representative in the notice to the Agent, some or all of the reduction of the Commitment shall be applied to reduce the L/C Commitment or the Offshore Currency Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination of any such request. The Agent will promptly notify the Lenders and, if applicable, the Issuing Banks of any reduction of the Commitment by the Borrower hereunder.

                  2.7 OPTIONAL PREPAYMENTS. Subject to SECTION 4.4, the Borrower Representative may, at any time or from time to time, (a) upon at least three Business Days' notice to the Agent with respect to Eurodollar Rate Loans denominated in U.S. Dollars, (b) upon at least three Business Day's notice to the Agent with respect to Offshore Currency Loans, and (c) upon notice to the Agent at any time prior to the requested prepayment with respect to Base Rate Loans, prepay Loans in whole or in part, in amounts of $500,000 (or, in the case of Offshore Currency Loans, the Equivalent Amount thereof in Offshore Currency as determined as of the most recent Computation Date with respect thereto) or any multiple of $100,000 (or, in the case of Offshore Currency Loans, the Equivalent Amount thereof in an Offshore Currency as determined as of the most recent Computation Date with respect thereto) in excess thereof. The Borrower Representative shall deliver a notice of prepayment in accordance with SECTION 11.1 to be received by the Agent not later than 12:00 noon (New York time). If such notice is given by the Borrower Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 4.4.

                  2.8  MANDATORY REPAYMENTS.

                       (a) If at any time and for any reason there shall exist a Borrowing Base Deficiency, the Borrowers shall immediately pay to the Agent an amount equal to the Borrowing Base Deficiency, which payment shall constitute a mandatory repayment of the Loans hereunder.

                       (b) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrowers shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to
     SECTION 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans by an amount equal to the applicable excess.

                       (c) Subject to SECTION 4.4, if on any Computation Date the Agent shall have determined that (i) the aggregate principal amount (including, in the case of Offshore Currency Loans, the Equivalent Amount thereof as determined as of the most recent Computation Date with respect thereto) of all Loans shall exceed the Commitment by any amount, or (ii) the Equivalent Amount of the aggregate principal amount of all Offshore Currency Loans shall exceed the Offshore Currency Commitment by any amount, in either case due to a change in applicable rates of exchange between U.S. Dollars and the Offshore Currency, THEN the Agent shall give notice to the Borrower Representative that a prepayment is required under this
     SECTION 2.8, and the Borrowers shall thereupon make a prepayment of Loans such that the aggregate principal amount (including, in the case of Offshore Currency Loans, the Equivalent Amount thereof as determined as of the most recent Computation Date with respect thereto) of all Loans will, after giving effect to such prepayment, be equal to or less than the Commitment and the Equivalent Amount of the aggregate principal amount of all outstanding Offshore Currency Loans will, after giving effect to such prepayment, be equal to or less than the Offshore Currency Commitment.

                       (d) Except as provided in SECTION 2.16(B), any prepayments pursuant to this SECTION 2.8 (other than pursuant to SECTION 2.8(C)(II)) shall be applied first to any Base Rate Loans then outstanding, then to Eurodollar Rate Loans in U.S. Dollars with the shortest Interest Periods remaining, and then to Offshore Currency Loans with the shortest Interest Periods remaining. Prepayments required to be made pursuant to
     SECTION 2.8(C)(II) shall be applied first to Offshore Currency Loans in the order of maturity, then to any Base Rate Loans outstanding, and then to Eurodollar Rate Loans in U.S. Dollars with the shortest Interest Periods remaining. The Borrowers shall pay, together with each prepayment under this SECTION 2.8, accrued interest on the amount prepaid and any amounts required pursuant to SECTION 4.4.

                  2.9 REPAYMENT. Payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

                  2.10 INTEREST.   Interest on Loans, subject to adjustment as
     set forth in SECTION 2.10(B) hereof, shall be payable as follows:

                       (a) Interest on Loans shall be payable in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurodollar Rate Loans under SECTION 2.7 or 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Lenders. Interest on Loans then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Base Rate Loan at the simple per annum interest rate equal to the Base Rate. Interest shall accrue and be payable on each Eurodollar Rate Loan at a rate per annum equal to (A) the Eurodollar Rate applicable to such Eurodollar Rate Loan, PLUS (B) 2.5%.

                       (b) Upon the occurrence of an Event of Default interest on the outstanding Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate shall be payable on demand at the request of the Majority Banks and in any event on the Maturity Date and shall accrue until the earliest to occur of (i) waiver in writing by the Majority Lenders of the applicable Event of Default, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (i) accelerate the maturity of the Loans, or (ii) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

                       (c) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

                       (d) If the Borrower Representative fails to give the Agent timely notice of its selection of an Eurodollar Rate Basis, or if for any reason a determination of an Eurodollar Rate Basis for any Loan is not timely concluded, the Base Rate shall apply to such Loan.

                       (e) At no time may the number of outstanding Eurodollar Rate Loans exceed ten (10).

                  2.11 FEES.

                       (a) The Borrowers shall pay an agency fee to the Agent for the Agent's own account, as required by that certain letter agreement ("FEE LETTER") between the Borrowers and the Agent dated as of the Agreement Date.

                       (b) The Borrowers shall pay to the Agent for the account of the Lenders a commitment fee on the average daily unused portion of the Commitment, computed on a monthly basis in arrears on the last Business Day of each month based upon the daily utilization for that month as calculated by the Agent, equal to .25% per annum. Such commitment fee shall accrue from the Agreement Date to the Maturity Date and shall be due and payable monthly in arrears on the last Business Day of each month commencing on November 30, 1996 through the Maturity Date, with the final payment to be made on the Maturity Date; PROVIDED that, in connection with any reduction or termination of the Commitment under SECTION 2.6, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following monthly payment being calculated on the basis of the period from such reduction or termination date to such monthly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in ARTICLE VI are not met. For purposes of determining utilization of the Commitment in order to calculate the commitment fee due under this Section, the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Equivalent Amount in U.S. Dollars as of the most recent Computation Date with respect to such Offshore Currency Loan. The Agent shall allocate and deliver to the Lenders the commitment fee paid hereunder in accordance with that certain letter agreement between the Lenders dated as of November 12, 1996.

                  2.12 COMPUTATION OF FEES AND INTEREST. All computations of interest on Offshore Currency Loans shall be made on the basis of a 365-day year and actual days elapsed. All other computations of fees and interest hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Agent shall be prima facie evidence of such rate. The Agent will, with reasonable promptness, notify the Borrower Representative and the Lenders of each determination of an Eurodollar Rate Basis and each determination of the Equivalent Amount of outstanding Offshore Currency Loans on any Computation Date; PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent. Any change in the interest rate on a Loan resulting from a change in the Offshore Reserve Percentage shall become effective as of the opening of business on the day on which such change in Offshore Reserve Percentage becomes effective. The Agent will notify the Borrower Representative and the Lenders of the effective date and the amount of such change, PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent. Each determination of an Equivalent Amount by the Agent shall be prima facie evidence of such Equivalent Amount.

                  2.13 PAYMENTS BY THE BORROWERS.

                       (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except with respect to Offshore Currency Loans and as otherwise expressly provided herein, be made to the Agent for the ratable account of the Lenders at the Agent's Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency and shall be made directly to the Offshore Currency Lenders at their respective accounts listed on SCHEDULE 1 hereto, and, with respect to all other amounts payable hereunder, shall be made in U.S. Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent or the Offshore Currency Lender to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any U.S. Dollar payments, no later than 12:00 noon (New York time) on the date specified herein. The Agent will promptly distribute to each Lender (other than Offshore Currency Lenders) its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 2:00 p.m. (New York time) or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Offshore Currency Lender shall promptly notify the Agent if it does not receive any payment from a Borrower hereunder when such payment is due.

                       (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

                       (c) Unless the Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Lenders (other than payments relating to any Offshore Currency Loan, which payments shall be made by the Borrower directly to the Offshore Currency Lenders in accordance with SECTION 2.13(A) above) hereunder that the Borrowers will not make such payment in full as and when required hereunder, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

                  2.14 PAYMENTS BY THE LENDERS.

                       (a) Unless the Agent shall have received notice from a Lender on the Agreement Date or, with respect to each borrowing of a Loan denominated in U.S. Dollars after the Agreement Date, at least one (1) Business Day prior to the date of any such proposed Loan that such Lender will not make available to the Agent as and when required hereunder for the account of the Borrowers the amount of that Lender's Commitment Percentage of the Loan, the Agent may assume that each Lender has made such amount available to the Agent in Same Day Funds on the advance date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to any Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to any Borrower such amount, that Lender shall on the next Business Day following the date of such advance make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this SECTION 2.14(A) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of advance for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such advance, the Agent shall notify the Borrower Representative of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such advance, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such advance. This paragraph (a) shall only apply to Loans denominated in U.S. Dollars. Each Offshore Currency Lender will advance each Offshore Currency Loan directly to the applicable Borrower, in accordance with SECTION 2.13 hereof, and will promptly deliver a notice confirming such Loan to the Agent.

                       (b) The failure of any Lender to make any Loan on any date of borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing. In the event that, at any time when the Borrowers are not in Default, a Lender for any reason (other than the failure of the Borrowers to satisfy the conditions herein to an advance of a Loan or the Agent's failure to give notice of such advance as required hereunder) fails or refuses to fund its portion of a Loan, then, until such time as such Lender has funded its portion of such Loan, or all other Lenders have received payment in full (whether by payment or repayment) of the principal and interest due in respect of such Loan, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) shall be entitled to receive no payments of principal, interest or fees from any Borrower in respect of such Loan which such Lender failed to make.

                  2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, (a) any Lender shall obtain on account of any Loans in U.S. Dollars made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans in U.S. Dollars obtained by all the Lenders, or (b) any Offshore Currency Lender shall obtain on account of the Offshore Currency Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Offshore Currency Commitment Percentage of payments on account of Offshore Currency Loans obtained by all Offshore Currency Lenders, such Lender or Offshore Currency Lender, as the case may be, shall forthwith (i) notify the Agent of such fact, and (ii) purchase from the other Lenders or Offshore Currency Lenders, as the case may be, such participations in the related Loans made by them as shall be necessary to cause such purchasing Lender or Offshore Currency Lender, as the case may be, to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, or Offshore Currency Lender, as the case may be, such purchase shall to that extent be rescinded and each other Lender or Offshore Currency Lender, as the case may be, shall repay to the purchasing Lender or Offshore Currency Lender, as the case may be, the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage or Offshore Currency Lender's Offshore Currency Commitment Percentage, as the case may be, (according to the proportion of (i) the amount of such paying Lender's or Offshore Currency Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender or Offshore Currency Lender, as the case may be), of any interest or other amount paid or payable by the purchasing Lender or Offshore Currency Lender, as the case may be, in respect of the total amount so recovered. Each Borrower agrees that any Lender or Offshore Currency Lender, as the case may be, so purchasing a participation from another Lender or Offshore Currency Lender, as the case may be, pursuant to this SECTION 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender or Offshore Currency Lender, as the case may be, were the direct creditor of such Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this SECTION 2.15 and will in each case notify the Lenders or Offshore Currency Lender, as the case may be, following any such purchases or repayments.

                  2.16 APPLICATION OF PAYMENTS.

                  (a) Payments made to the Agent, Collateral Agent, the Issuing Bank or the Lenders, or any of them, or otherwise received by the Agent, Collateral Agent, the Issuing Bank or the Lenders, or any of them (from realization on collateral for the Obligations or otherwise), shall be distributed in the following order of priority: FIRST, to the costs and expenses (including Attorneys' Costs), if any, incurred by the Agent, any Collateral Agent, any Lender or the Issuing Bank in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to the Agent, the Lenders and the Issuing Bank under this Agreement or any other Loan Document; THIRD, to the payment of interest then due and payable on the Loans; FOURTH, to the extent there are any unreimbursed drawings under any Letter of Credit, to the Issuing Bank in respect of such unreimbursed drawings then outstanding; FIFTH, to the payment of principal then due and payable on the Loans; SIXTH, to any other Obligations not otherwise referred to in this SECTION 2.16(A); SEVENTH, to damages incurred by the Agent, the Issuing Bank or any Lender by reason of any breach hereof or of any other Loan Document; and EIGHTH, upon satisfaction in full of all Obligations, to the Borrower Representative or as otherwise required by law.

                  (b) The Obligations shall, notwithstanding any judgment of any court, arbitral tribunal or similar authority specifying judgment in any currency (as so specified, the "Judgment Currency") other than the currency in which such Obligations were originally denominated (as applicable, the "Original Currency"), be discharged only to the extent that, on the date when received by the Agent, any Collateral Agent, the Issuing Bank or the Lenders or any of them, the sum adjudged to be so due in the Judgment Currency, after conversion to the Original Currency in accordance with the following SECTION 2.16(C), is equal to the amount of the Obligations when denominated in the Original Currency. If the amount of the Judgment Currency, after being so converted, is less than the amount of the Original Currency, each Borrower agrees to indemnify the Agent, the Issuing Bank and the Lenders, as the case may be, against such difference, and if the amount of the Judgment Currency, after being so converted, is greater than the amount of the Original Currency, the Agent, the Issuing Bank and the Lenders, as the case may be, shall remit such excess to the Borrower Representative.

                  (c) Except where otherwise expressly provided in this Agreement, in any case where any Original Currency is to be converted into another currency (as applicable, a "Resulting Currency"), the Agent shall convert the Original Currency into the Resulting Currency using the applicable Spot Rate, and the calculations of the Agent thereof shall be prima facie evidence of the Resulting Currency amount.

                  2.17 FOREIGN EXCHANGE FACILITY.

                       (a) BAFSB, or its Affiliate, (a "FX Lender") at its discretion may enter into a Foreign Exchange Agreement with the Borrowers. The foreign exchange contract limit will be $5,000,000 U.S. Dollars and the settlement limit will be $1,000,000 U.S. Dollars. The "foreign exchange contract limit" is the maximum limit on the net difference between the total Foreign Exchange Agreements outstanding less the total Foreign Exchange Agreements for which the Borrower has already compensated the FX Lender. The "settlement limit" is the maximum limit on the gross total amount of all sale and purchase contracts on which delivery is to be effected and settlement allowed on any one banking day.

                       (b) Foreign Exchange Agreements will be in form and substance satisfactory to the FX Lender and the Borrower Representative.

                       (c) No Foreign Exchange Agreement will mature later than the Maturity Date and in addition no Foreign Exchange Agreement shall have a tenor longer than 365 days.

                       (d) The Borrowers understand the risks of, and are financially able to bear any losses resulting from, entering into Foreign Exchange Agreements. The Lenders shall not be liable for any loss suffered by any Borrower as a result of a Foreign Exchange Agreement. The Borrowers will enter into each Foreign Exchange Agreement in reliance only upon such Borrower's own judgment. Each Borrower acknowledges that in entering into any Foreign Exchange Agreement with such Borrower, the FX Lender is not acting as a fiduciary. Each Borrower understands that neither any Lender nor any Borrower have any obligation to enter into any particular Foreign Exchange Agreement with the other.

                       (e) Such Borrower represents and warrants that it has a net worth of at least $1 million. Such Borrower represents and warrants that it will enter into Foreign Exchange Agreements only in connection with the conduct of its business or to manage the risk of an asset or liability owned or incurred in the conduct of its business, and not for speculative purposes.

                       (f) Each Borrower hereby requests the FX Lender to rely upon and execute such Borrower's telephonic instructions regarding Foreign Exchange Agreements, and such Borrower agrees that the FX Lender shall incur no liability for its acts or omissions which result from interruption of communications, misunderstood communications or instructions from unauthorized persons, unless caused by the gross negligence or wilful misconduct of the FX Lender or its officers or employees as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees to protect the FX Lender and hold it harmless from any and all loss, damage, claim, expense (including the reasonable fees of outside counsel and the allocated costs of staff counsel) or inconvenience, however arising, which the FX Lender suffers or incurs or might suffer or incur, based on or arising out of said acts or omissions.

                       (g) Each Borrower agrees to promptly review all confirmations sent to the Borrower by the FX Lender. Each Borrower understands that these confirmations are not legal contracts but only evidence of the valid and binding oral contract which such Borrower has already entered into with the FX Lender. Each Borrower agrees to promptly execute and return to the FX Lender confirmations which accurately reflect the terms of a Foreign Exchange Agreement, and immediately contact the FX Lender if such Borrower believes a confirmation is not accurate. In the event of a conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of a confirmation, the provisions of this Agreement will prevail.

                       (h) Each Borrower agrees that the FX Lender may electronically record all telephonic conversations with such Borrower relating to Foreign Exchange Agreements and that such tape recordings may be submitted in evidence to any court or in any other proceedings relating to such contracts. Each Borrower agrees that in the event of a conflict, inconsistency or ambiguity between the terms of a Foreign Exchange

     Agreement as reflected in a tape recording and the terms stated on a confirmation, the terms reflected in the tape recording shall control.

                       (i) Any sum owed to the FX Lender under a Foreign Exchange Agreement may, at the option of the FX Lender, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement. Each Borrower hereby authorizes the FX Lender to debit such Borrower's account with the FX Lender for payments due from such Borrower to the FX Lender with respect to any Foreign Exchange Agreement. Each Borrower acknowledges that collateral pledged to secure the Borrowers' performance of their obligations under this Agreement secures not only the Borrowers' obligation to repay advances hereunder but also secures any Borrower's performance of each and every obligation hereunder, including but not limited to such Borrower's performance of its obligations under Foreign Exchange Agreements with the FX Lender.

                       (j) In addition to any other rights or remedies which the Agent and the Lenders may have under this Agreement or otherwise, upon the occurrence of an Event of Default under this Agreement and until such Event of Default is waived in writing by the Lenders in accordance with
     SECTION 11.1 hereof, the FX Lender may:

                            (1) Suspend performance of its obligations to any Borrower under any Foreign Exchange Agreement;

                            (2) Declare all Foreign Exchange Agreements, interest and any other amounts which are payable by any Borrower to the FX Lender immediately due and payable; and

                            (3) Without notice to any Borrower, close out any or all Foreign Exchange Agreements or positions of any Borrower with the FX Lender.

                  The FX Lender shall not be under any obligation to exercise any such rights or remedies or to exercise them at a time or in a manner beneficial to any Borrower. The Borrowers shall be liable for any amounts owing to the FX Lender after exercise of any such rights and remedies.

                       (k) One or more of the Borrowers and the FX Lender will be entering into an International Foreign Exchange Master Agreement (as amended, modified or renewed, the "FEMA"). All foreign exchange transactions entered into between any Borrowers and the FX Lender shall be subject to the provisions of this Agreement and the FEMA in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the FEMA, the provisions of the FEMA shall control. The occurrence of an Event of Default under the FEMA shall also constitute an Event of Default under this Agreement.

                  2.18 GUARANTY. (a) Each Borrower hereby unconditionally guarantees to the Lenders, the Issuing Bank and the Agent and their respective successors and assigns and the subsequent holders of the Notes, irrespective of the validity and enforceability of this Agreement, the Notes, or the other Loan Documents or the obligations of any other Borrower or other guarantor thereunder, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans made to any other Borrower, any Note executed by any other Borrower, and all other obligations of any other Borrower arising from, in connection with or related to any Loan to such other Borrower, including, without limitation, breakage costs pursuant to SECTION 4.4 hereof, taxes, fees, and any and all reasonable expenses which may be incurred by the Agent, the Issuing Bank or any Lender in enforcing or collecting any rights arising in connection with such Loans (collectively, the "Borrower Loan Obligations"), shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Note executed by any other Borrower, or any of such Borrower Loan Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, such Borrower will be obligated to pay the same immediately.

                       (b) Each Borrower hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each Borrower further agrees that, as between such Borrower, on the one hand, and the Agent, the Issuing Bank and the Lenders, on the other hand, (i) the maturity of the Borrower Loan Obligations guaranteed hereby may be accelerated as provided in SECTION 9.2 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Borrower Loan Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Borrower Loan Obligations as provided in SECTION 9.2 hereof, such Borrower Loan Obligations (whether or not due and payable) shall forthwith become due and payable by each Borrower for purposes of this guarantee. The obligations of each Borrower under this SECTION 2.18 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any other Borrower is rescinded or must otherwise be restored by any holder of any of the Borrower Loan Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Borrower agrees that it will indemnify the Lenders and the Agent on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lenders or the Agent in connection with such rescission or restoration.

                       (c) The guaranty of each Borrower set forth herein shall remain in full force and effect until the Obligations are indefeasibly paid in full. No payment or payments made by any other Borrower or any other Person or received or collected by the Agent, the Issuing Bank or any Lender from any other Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Loan Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Borrower pursuant to this SECTION 2.18, which liability shall, notwithstanding any such payment or payments, other than payments made by such Borrower in respect of the Borrower Loan Obligations, remain for the Borrower Loan Obligations until the Borrower Loan Obligations are paid in full. Each Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent, the Issuing Bank or any Lender on account of its liability under this SECTION 2.18, it will notify the Agent in writing that such payment is made under its guaranty obligations of this SECTION 2.18 for such purpose. Anything herein, or in any other Loan Document, to the contrary notwithstanding, the maximum liability of each Borrower under this SECTION 2.18 shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal or state laws relating to the insolvency of debtors.

                       (d) Without in any manner limiting the generality of the foregoing, each Borrower agrees that the Agent, the Majority Lenders or the Lenders may, in accordance with SECTION 11.1 hereof, from time to time, consent to any action or non-action of any Borrower which, in the absence of such consent, violates or may violate this Agreement, with or without consideration, on such terms and conditions as may be acceptable to the Agent, the Majority Lenders and the Lenders, without in any manner affecting or impairing the liability of any other Borrower hereunder. Each Borrower waives any defense arising by reason of any inability to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies. Each Borrower authorizes the Agent, the Issuing Bank and Lenders, without notice or demand and without affecting such Borrower's liability hereunder or under any of the other Loan Documents, from time to time to: (i) accelerate (or, in accordance with SECTION 11.1 hereof, renew, extend, or otherwise change the time or place for payment of, or otherwise change the terms of) the Notes or the Obligations or any part thereof including, without limitation, increase or decrease of the rate of interest thereon; (ii) take and hold security, and exchange, enforce, waive and release any collateral or security or any part thereof or any such other security or surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part of any such security, or fail to perfect its interest in any such security or to establish its priority with respect thereof; (iii) apply such security and direct the order or manner or sale thereof as the Agent and Majority Lenders in their sole discretion may determine; (iv) release or substitute any other Borrower, in whole or in part or any of the endorsers or guarantors of the Obligations or any part thereof; (v) settle or compromise any or all of the Obligations with any other Borrower or any endorser or guarantor of the Obligations; and (vi) subordinate any or all of the Obligations to any other obligations of or claim against any other Borrower, whether owing to or existing in favor of the Agent, the Issuing Bank or the Lenders or any other party.

                       (e) The Agent, the Issuing Bank, the Majority Lenders or the Lenders, as the case may be, may, at their election, exercise any right or remedy they may have against any Borrower or any security now or hereafter held by or for the benefit of the Agent, the Issuing Bank or the Lenders including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of any other Borrower hereunder, except to the extent the Obligations may thereby be paid. Each Borrower waives any defense arising out of the absence, impairment or loss of any right of reimbursement or other right or remedy against any other Borrower or any such security, whether resulting from the election by the Agent, the Issuing Bank, the Lenders or the Majority Lenders to exercise any right or remedy they may have against any other Borrower, any defect in, failure of, or loss or absence of priority with respect to the interest of the Agent or the Lenders in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, each Borrower waives any right that it may have to have any portion of the Obligations discharged except to the extent of the amount actually bid and received by the Lenders at any such sale. Neither the Agent, the Issuing Bank nor any Lender shall be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

                       (f) Each Borrower waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Any part performance of the Obligations by a Borrower, or any other event or circumstances, which operate to toll any statute of limitations as to such Borrower, shall not operate to toll the statute of limitations as to any other Borrower. Each Borrower waives any defense arising by reason of any disability or other defense of any other Borrower or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Each Borrower waives any setoff, defense or counterclaim which any other Borrower may have or claim to have against the Agent or the Lenders.

                  2.19 JOINT AND SEVERAL LIABILITY. (a) Each Borrower expressly represents and acknowledges that any financial accommodations by the Agent, the Issuing Bank and the Lenders, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct interest, benefit and advantage to all the Borrowers. Each Borrower acknowledges that any notice given by the Agent, the Issuing Bank or any Lender to any Borrower or the Borrower Representative shall be effective with respect to all Borrowers. Each Borrower shall be entitled to subrogation and contribution rights from and against any other Borrower to the extent such Borrower is required to pay to the Lenders any amount in excess of the Loans advanced hereunder directly to such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of SECTION 2.19(B) hereof. The provisions of this
     SECTION 2.19(A) shall in no way limit the obligations and liabilities of any Borrower to the Agent, the Issuing Bank and the Lenders and each Borrower shall remain liable to the Agent, the Issuing Bank and the Lenders for the full amount of the Obligations.

                       (b) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to the Agent, the Issuing Bank and the Lenders on account of the Obligations are paid in full and the Commitment is terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Agent, the Issuing Bank and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent, the Issuing Bank in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

                  2.20 DESIGNATION OF BORROWER REPRESENTATIVE. Each of the Borrowers hereby designates the Borrower Representative to act as its agent and representative for all purposes hereunder and under any Loan Document. The Borrowers shall have the right to change the identity of the Borrower Representative upon notice to, and with the consent of, the Agent, which consent shall not be unreasonably withheld.



                                     ARTICLE III.

                                THE LETTERS OF CREDIT

                  3.1  THE LETTER OF CREDIT SUBFACILITY.

                       (a) On the terms and conditions set forth herein, including, but not limited to, the conditions set forth in SECTION 5.2, (i) each Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Agreement Date to the Maturity Date to issue Letters of Credit for the account of the Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 3.2(C) and 3.2(D), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Borrowers; PROVIDED, that the Issuing Banks shall not Issue any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") and after giving effect to the issuance of such Letters of Credit (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the Commitment, (2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Loans of such Lender exceeds such Lender's Revolving Commitment, (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment, (4) the Effective Amount of all Letters of Credit Issued, and all other L/C Obligations owing, in U.S. Dollars exceeds in the aggregate $1,000,000, or (5) the Effective Amount of all Letters of Credit Issued, and all other L/C Obligations owing, in Offshore Currency (each an "Offshore Currency L/C") exceeds in the aggregate $1,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                       (b) No Issuing Bank shall be obligated to Issue any Letter of Credit if:

                            i)  any order, judgment or decree of any
                  Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Agreement Date and which such Issuing Bank in good faith deems material to it;

                            ii) any Issuing Bank has received written notice from any Lender, the Agent or the Borrower Representative, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in SECTION 5.2 is not then satisfied;

                            iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Agent has approved such expiry date in writing, or
                  (B) after the Maturity Date;

                           iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                            v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank;

                            vi) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person (other than the Letter of Credit to be Issued on or about the Agreement Date to Barclays Bank PLC); or

                            vii) such Letter of Credit is in a face amount less than $2,500 or to be denominated in a currency other than Dollars or the Offshore Currency.

                       (c) BAI shall only Issue Letters of Credit in U.S. Dollars, and BOA shall only Issue Letters of Credit in Offshore Currency. All references herein to "Issuing Bank" with respect to Letters of Credit Issued or requested to be Issued in (a) U.S. Dollars shall refer to BAI in its capacity as Issuing Bank, and (b) Offshore Currency shall refer to BOA in its capacity as Issuing Bank.

                  3.2  ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

                       (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower Representative received by the Issuing Bank (with a copy sent by the Borrower Representative to the Agent) at least three days with respect to U.S. Dollar Letters of Credit, and at least four days with respect to Offshore Currency Letters of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in the form of an L/C Application, or electronically using the Issuing Bank's automated personal computer based letter of credit initiation software, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) whether the Letter of Credit is to be Issued in U.S. Dollars or an Offshore Currency and (viii) such other matters as the Issuing Bank may require.

                       (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent in writing that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower Representative and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 3.1(A)(II) as a result of the limitations set forth in clauses
     (1) through (5) thereof or SUBSECTION 3.1(B)(II); or (B) that one or more conditions specified in Article VI are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower in accordance with the Issuing Bank's usual and customary business practices.

                       (c) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Bank will, upon the written request of the Borrower Representative received by the Issuing Bank (with a copy sent by the Borrower Representative to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in the form of an L/C Amendment Application, or electronically using the Issuing Bank's automated personal computer based letter of credit initiation software, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended;
     (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

                       (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Borrower Representative and upon the written request of the Borrower Representative received by the Issuing Bank (with a copy sent by the Borrower Representative to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in the form of an L/C Amendment Application, or electronically using the Issuing Bank's automated personal computer based letters of credit software, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. The Borrower Representative shall not have the right to have any Letter of Credit issued which contains any automatic renewal provision.

                       (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Maturity Date.

                       (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                       (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

                  3.3  RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

                       (a) Immediately upon the Issuance of each Letter of Credit each Lender (including Offshore Currency Lenders with respect to Offshore Currency L/Cs only) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment Percentage of such Lender (or the Offshore Currency Commitment Percentage of such Offshore Currency Lender with respect to each Offshore Currency L/C, as the case may be), times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Only Offshore Currency Lenders shall participate in Offshore Currency L/Cs and Offshore Currency Lenders shall not participate in any Letters of Credit issued in U.S. Dollars. For purposes of SECTION 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender (or the Offshore Currency Commitment of each Offshore Currency Lender with respect to Offshore Currency L/Cs, as the case may be) by an amount equal to the amount of such participation.

                       (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower Representative. The Borrowers shall reimburse the Issuing Bank prior to 1:00 p.m. (New York time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrowers fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Base Rate Loans or, with respect to Offshore Currency L/Cs, Offshore Currency Loans, be made by the Lenders (or the Offshore Currency Lenders, as the case may be) to be disbursed on the Honor Date under such Letter of Credit. Any notice given by the Issuing Bank or the Agent pursuant to this SUBSECTION 3.3(B) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                       (c) Each Lender shall upon any notice pursuant to SUBSECTION 3.3(B) make available to the Agent for the account of the relevant Issuing Bank an amount in U.S. Dollars (or, in the case of Offshore Currency L/Cs, in Offshore Currency) and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall each be deemed to have made a Loan consisting of a Base Rate Loan (or, in the case of Offshore Currency L/Cs, an Offshore Currency Loan) to the Borrowers in that amount. If any Lender so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of the amount of the drawing by no later than 3:00 p.m. (New York time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

                       (d) Each Lender's obligation in accordance with this Agreement to make the Loans, as contemplated by this SECTION 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever;
     (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.4  REPAYMENT OF PARTICIPATIONS.

                       (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to SECTION 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's pro rata share of such funds (determined in accordance with its Commitment Percentage), and the Issuing Bank shall receive the amount of the pro rata share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

                       (b) If the Agent or the Issuing Bank is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the Agent for the account of the Issuing Bank pursuant to SUBSECTION 3.4(A) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its pro rata share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

                  3.5  ROLE OF THE ISSUING BANK.

                       (a) Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, documents and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                       (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                       (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses
     (i) through (vii) of SECTION 3.6; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that such Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence as determined by a final non-appealable order of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  3.6 OBLIGATIONS ABSOLUTE. The obligations of the Borrowers under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                            i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                            ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                            iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                            iv)  any draft, demand, certificate or other
                  document presented under any Letter of Credit proving to be forged or fraudulent (other than by an action of any of the Lenders or the Issuing Bank or any of their employees), or invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                            v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                            vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of any Borrower in respect of any Letter of Credit; or

                            vii)  any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or Obligor.

                  3.7 CASH COLLATERAL PLEDGE. Upon (i) the request of the Agent, if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in SUBSECTION 2.7(A) requiring the Borrowers to Cash Collateralize Letters of Credit, then, the Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.


                  3.8  LETTER OF CREDIT FEES.

                       (a) The Borrowers shall pay to the Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to 1.5% per annum of the average daily maximum Equivalent Amount available to be drawn of the outstanding Letters of Credit, computed on a monthly basis in arrears on the last Business Day of each month based upon Letters of Credit outstanding for that month as calculated by the Agent; provided, however, only Offshore Currency Lenders will receive such fee with respect to Offshore Currency L/Cs, and Offshore Currency Lenders will not receive such fee with respect to any Letter of Credit issued in U.S. Dollars. Such letter of credit fees shall be due and payable monthly in arrears on the last Business Day of each calendar month during which Letters of Credit are outstanding, commencing on the first such date to occur after the Agreement Date, through the Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Maturity Date (or such later expiration date).

                       (b) The Borrowers shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

                  3.9 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall apply to the Letters of Credit.


                                     ARTICLE IV.

                        TAXES, YIELD PROTECTION AND ILLEGALITY

                  4.1  TAXES.

                       (a) Any and all payments by any Borrower to each Lender, the Issuing Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                       (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender, the Issuing Bank or the Agent, then:

                            i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender, the Issuing Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                            ii) such Borrower shall make such deductions and withholdings;

                            iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                            iv) without duplication, such Borrower shall also pay to each Lender or the Agent for the account of such Lender or the Issuing Bank, as applicable, at the time interest is paid, Further Taxes in the amount that the respective Lender or Issuing Bank specifies as necessary to preserve the after-tax yield the Lender or the Issuing Bank, as applicable, would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                       (c) Each Borrower agrees to indemnify and hold harmless each Lender, the Issuing Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Lender or the Issuing Bank, as applicable, specifies as necessary to preserve, after taking into account any increases in the sums paid by the Borrowers pursuant to Section 4.1(b), the after-tax yield the Lender or the Issuing Bank, as applicable, would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto as a result of such Borrower's failure to timely remit payment following such Lender's demand therefor, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender, the Issuing Bank or the Agent makes written demand therefor.

                       (d) Within 30 days after the date of any payment by any Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Lender, the Issuing Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

                       (e) If any Borrower is required to pay any amount to any Lender, the Issuing Bank or the Agent pursuant to SECTION (B) or (C) of this SECTION, then such Lender or the Issuing Bank, as applicable, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Lender or the Issuing Bank, as applicable, is not otherwise disadvantageous to such Lender or the Issuing Bank, as applicable.

                       (f) If following any deduction or withholding as is referred to in clause 4.1(b) from any payment by any Borrower and the receipt by the Agent, any Lender or Issuing Bank of the payments by any Borrower required pursuant to clause 4.1(b) or 4.1(c), such Lender, such Issuing Bank or the Agent, as applicable, shall receive or be granted a credit against or remission for any Taxes payable by it or shall receive a repayment of any Taxes, Other Taxes or Further Taxes so withheld then the relevant Lender, the Issuing Bank or the Agent shall, subject to the relevant Borrower having made any increased payment in accordance with clause 4.1(b) or any payment under clause 4.1(c), reimburse the relevant Borrower with such amount as the relevant Lender, the Issuing Bank or the Agent shall in its absolute discretion certify to be the proportion of such credit, remission or repayment as will leave the relevant Lender, the Issuing Bank or the Agent, (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by such Borrower as aforesaid. Such reimbursement shall be made forthwith upon the relevant Lender, the Issuing Bank or the Agent certifying that the amount of such credit or remission has been received by it; provided that the relevant Lender, the Issuing Bank or the Agent shall not unreasonably delay before so certifying. Nothing contained in this Agreement shall oblige the relevant Lender, the Issuing Bank or the agent to disclose to the Borrowers or any other Person any information regarding its tax affairs or tax computations or interfere with the right of the relevant Lender, the Issuing Bank or the Agent to arrange its tax affairs in whatever manner it thinks fit and, in particular, none of the relevant Lender, the Issuing Bank or the Agent shall be under any obligation to claim relief from its corporate profits, tax liability or similar tax liabilities in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it but subject thereto each shall use all reasonable efforts to obtain any such available credit, remission or repayment.

                  4.2  ILLEGALITY.

                       (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to the Borrower Representative through the Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist.

                       (b) If a Lender reasonably determines that it is unlawful to maintain any Eurodollar Rate Loan, the Borrowers shall, upon the receipt by the Borrower Representative of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrowers are required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                       (c) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Borrower Representative may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

                  4.3  INCREASED COSTS AND REDUCTION OF RETURN.

                       (a) If any Lender reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Lender to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand on the Borrower Representative (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                       (b) If any Lender or the Issuing Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or the Issuing Bank (or its Lending Office) or any corporation controlling the Lender or the Issuing Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or the Issuing Bank or any corporation controlling the Lender or the Issuing Bank and (taking into consideration such Lender's or the Issuing Bank's, as applicable, or such corporation's policies with respect to capital adequacy and such Lender's or the Issuing Bank's, as applicable, desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, L/C Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender or the Issuing Bank to the Borrower Representative through the Agent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender or the Issuing Bank, as applicable, additional amounts sufficient to compensate the Lender or the Issuing Bank for such increase.

                  4.4 FUNDING LOSSES. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                       (a) the failure of the Borrowers to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                       (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                       (c) the failure of the Borrowers to make any prepayment in accordance with any notice delivered under SECTION 2.7; or

                       (d) the prepayment (including pursuant to SECTIONS 2.6, 2.7 or 2.8) or other payment (including after acceleration thereof) of an Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period or the conversion pursuant to SECTION 2.4 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans;

     including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Lenders under this SECTION and under SECTION 4.3(A), each Eurodollar Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

                  4.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to SECTION 2.8(A) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower Representative and each Lender.
     Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Borrower Representative may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower Representative does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower Representative, in the amount specified in the applicable notice submitted by the Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans. In the case of any Offshore Currency Loans, the advance or continuation shall be in an aggregate amount equal to the Equivalent Amount of the originally requested advance or continuation in the Offshore Currency, and, to that end, any outstanding Offshore Currency Loans which are the subject of any continuation in the Offshore Currency, shall be redenominated and converted into Base Rate Loans in U.S. Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

                  4.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower Representative (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be prima facie evidence of the amounts due thereunder.

                  4.7 SURVIVAL. The agreements and obligations of the Borrowers in this Article IV shall survive the payment of all other Obligations.


                                      ARTICLE V.


                                 CONDITIONS PRECEDENT

                  5.1 CONDITIONS OF INITIAL LOANS. The obligation of the Lenders to undertake the Commitment and the Offshore Currency Lenders to undertake the Offshore Currency Commitment and to make the initial Loan hereunder on the Agreement Date and the obligation of any Issuing Bank to issue the initial Letter of Credit is subject to the condition that the Agent shall have received on or before the Agreement Date all of the following, in form and substance satisfactory to the Agent, and in sufficient copies for the Issuing Banks and each Lender:

                       (1)  This duly executed Agreement;

                       (2) A duly executed Note to the order of each Lender (other than the Offshore Currency Lenders) in the amount of such Lender's Commitment Percentage and a duly executed Note to the order of each Offshore Currency Lender in the amount of such Offshore Currency Lender's Offshore Currency Commitment Percentage;

                       (3) A loan certificate signed by an officer of each Borrower in substantially the form of EXHIBIT G attached hereto, including a certificate of incumbency with respect to at least two executive officers of such Borrower, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation (or the foreign equivalent thereof) of such Borrower, certified (if such Borrower is organized under the laws of a United States jurisdiction) to be true, complete and correct by the Secretary of State for the jurisdiction of its incorporation, (B) a true, complete and correct copy of the By-Laws of such Borrower, (C) a true, complete and correct copy of the resolutions of such Borrower authorizing the borrowing hereunder and the execution, delivery and performance by such Borrower of the Loan Documents, (D) certificates of good standing (or the foreign equivalent thereof) from such Borrower's jurisdiction of incorporation, (E) copies of employment contracts for key management level employees of such Borrower, and (F) a copy of any shareholders' or voting trust or other similar agreement among the shareholders of such Borrower certified to be true, complete and correct by a Responsible Officer of such Borrower;

                       (4) A certificate signed by an authorized officer of Murex Diagnostics Pty, IMTC Holdings B.V., Murex Diagnostics Benelux B.V., Murex Diagnosticos S.A., Murex Diagnostics S.A., Murex Diagnostics GmbH, and Murex Diagnostici S.p.A., together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation (or equivalent thereof) of such Person certified to be true, complete and correct by such officer, (B) a true, complete and correct copy of the By-Laws (or equivalent thereof) of such Person, (C) a true, complete and correct copy of the resolutions of such Person authorizing the execution and delivery of the Loan Documents to which it is a party; and (D) certificates of good standing (or the foreign equivalent thereof) from each jurisdiction in which such Person does business;

                       (5) The Guaranty Agreements duly executed by each Guarantor;

                       (6) The Security Agreements duly executed by the Borrowers;

                       (7) The License Security Agreement duly executed by Murex Diagnostics Corporation;

                       (8) The Stock Pledge Agreements duly executed by IMTC Holdings B.V.;

                       (9) A duly executed Landlord's Consent executed by the Landlord of the real property leased by a Borrower in Norcross, Georgia;

                       (10) The opinions of counsel to the Borrowers and Guarantors located in the United Kingdom, Barbados, Germany, France and The Netherlands, each in form and substance satisfactory to the Agent and its counsel;

                       (11) [Intentionally Omitted];

                       (12) Payment of all documentary stamp, intangible taxes or recording fees payable in connection with the recording of any of the Loan Documents including such sums, if any, due in connection with any future Loans;

                       (13) Lien search results (or the equivalent thereof) with respect to each Borrower from all appropriate jurisdictions and filing offices;

                       (14) Original Uniform Commercial Code financing statements (or the foreign equivalent thereof) signed by each Borrower as debtor and naming the respective Collateral Agent as secured party to be filed in all appropriate jurisdictions, in such form as shall be satisfactory to the Agent;

                       (15) The opinion of Long, Aldridge & Norman, counsel to the Borrowers and the Guarantors, in form and substance satisfactory to the Agent;

                       (16) A duly executed Borrowing Base Certificate dated as of the Agreement Date;

                       (17) Unaudited consolidating financial statements for IMTC for the nine (9) month period ending September, 1996, and pro forma financial statements reflecting the outcome of the Chiron Litigation;

                       (18) Certificates of insurance, loss payee endorsements, with respect to the insurance policies covering the assets (other than real property) of Borrowers and otherwise meeting the requirements of SECTION
     7.6 hereof;

                       (19) Copies of any pay-off letters, termination statements, cancelled mortgages and the like required by the Agent or the Lenders in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Borrowers (including, but not limited to, the release of all Liens of Wachovia Bank of Georgia, N.A. against the assets of the Borrowers and a letter from Barclays Bank, PLC addressed to the U.K. Borrowers and stating the agreement of Barclays Bank PLC to release its Liens against the assets of the U.K. Borrowers upon receipt of a Letter of Credit);

                       (20) Payment of all fees and expenses payable to the

     Agent in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Agent; and

                       (21) A certificate signed by a Responsible Officer, dated as of the Agreement Date, stating that:

                            (a)  the representations and warranties contained in
                  ARTICLE VII are true and correct on and as of such date, as though made on and as of such date;

                            (b) no Default or Event of Default exists or would result from the initial Borrowing on the Agreement Date; and

                            (c) there has occurred since September 30, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

                       (22) A draft of the consolidated financial statements of IMTC for the period ending on September 30, 1996; and

                       (23) Such other approvals, opinions, documents or materials as the Agent, any Issuing Bank or any Lender may reasonably request.

                  5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of the Lenders to make each Loan in U.S. Dollars and the Offshore Currency Lenders to make each Loan in an Offshore Currency, including the initial Loan hereunder, or to continue or convert any Loan under SECTION 2.4 and the obligation of the Issuing Banks to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

                       (a) The Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
     SECTION 3.2;

                       (b) The representations and warranties in ARTICLE VI shall be true and correct, and shall be deemed to be made, at and as of the Agreement Date and the date of the Borrowing of each Loan which will increase the principal amount of the Loans outstanding, or upon the issuance of each Letter of Credit hereunder, except to the extent such representations and warranties (a) relate expressly to an earlier date,
     (b) were previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable, or (c) are modified as a result of activities of the Borrowers or changes in circumstances, in any case as permitted hereunder or as consented to or waived in writing in accordance with SECTION 11.1 hereof, and all representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Agent, the Issuing Banks, and the Lenders, or by the making of any Loan or the issuance of any Letter of Credit under this Agreement.

                       (c) No Default, Event of Default or Borrowing Base Deficiency shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

     Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Borrower Representative hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this SECTION 5.2 are satisfied.


                                     ARTICLE VI.

                            REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Agent, the Issuing Bank and each Lender that:

                  6.1  CORPORATE EXISTENCE AND POWER.  Such Borrower:

                       (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                       (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                       (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and the failure to be qualified would have a Material Adverse Effect on such Borrower; and

                       (d) is in compliance with all material Requirements of Law.

                  6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document, have been duly authorized by all necessary corporate action, and do not and will not:

                       (a) contravene the terms of such Borrower's Organization Documents;

                       (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or its property is subject; or

                       (c)  violate any Requirement of Law.

                  6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent or a Collateral Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of the Agreement or any other Loan Document.

                  6.4 BINDING EFFECT. This Agreement and each other Loan Document to which such Borrower is a party constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.5 LITIGATION. Except as specifically disclosed in SCHEDULE 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against IMTC, or any of its Subsidiaries or any of their respective properties that involve an amount in excess of $250,000 and that is not fully covered by insurance and none of the matters disclosed on SCHEDULE 6.5:

                       (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                       (b) if determined adversely to IMTC or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

     No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  6.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrowers or from the grant or perfection of the Liens of the Agent, the Collateral Agents, the Issuing Bank and the Lenders on the Collateral. Neither IMTC nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect (including the granting or perfection of Liens on the Collateral) which, individually or together with all such defaults, could reasonably be expected to result in liability to IMTC or such Subsidiary in excess of $250,000.

                  6.7  ERISA COMPLIANCE.  Except as specifically disclosed in
     SCHEDULE 6.7:

                       (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.


                       (b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in liability to IMTC or any Subsidiary in excess of $250,000. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability to IMTC or any Subsidiary in excess of $250,000.

                       (c) i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
     (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
     SECTION 7.12 and SECTION 8.7. No Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  6.9 TAXES. Except as disclosed on SCHEDULE 6.9, IMTC and its Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against IMTC or any Subsidiary that would, if made, result in liability to IMTC or any such Subsidiary in excess of $250,000. The charges, accruals, and reserves on the books of IMTC and its Subsidiaries in respect of taxes are, in the reasonable judgement of Borrowers, adequate. Except as disclosed on
     SCHEDULE 6.9, neither IMTC nor any Subsidiary is presently being audited by, or received notice of any future audit from, the Internal Revenue Service or any other tax authority.

                  6.10 FINANCIAL CONDITION, FISCAL YEAR.

                       (a) The financial statements of IMTC and its Subsidiaries most recently delivered to the Agent:

                            i)  were prepared in accordance with GAAP
                  consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                            ii) present fairly in all material respects the financial condition of IMTC and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                            iii)  show all material Indebtedness and other

                  liabilities, direct or contingent, of IMTC and its consolidated Subsidiaries as of the date thereof;

                       (b) Since June 30, 1996, there has been no Material Adverse Effect.

                       (c)  The fiscal year of IMTC ends on December 31.

                  6.11 ENVIRONMENTAL MATTERS.

                       (a) Except as specifically disclosed in SCHEDULE 6.11, the on-going operations of IMTC and each of its Subsidiaries comply in all respects with all material Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $250,000 in the aggregate.

                       (b) Except as specifically disclosed in SCHEDULE 6.11, IMTC and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and IMTC and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

                       (c) Except as specifically disclosed in SCHEDULE 6.11, IMTC, any of its Subsidiaries nor any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                       (d) Except as specifically disclosed in SCHEDULE 6.11, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of IMTC or any Subsidiary, or arising from operations of IMTC or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of IMTC or any of its Subsidiaries in excess of $250,000 in the aggregate for any such condition, circumstance or property. In addition (i) neither IMTC nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or
     (y) that are leaking or disposing of Hazardous Materials off-site, and
     (ii) IMTC and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                  6.12 REGULATED ENTITIES. Neither IMTC nor any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  6.13 NO BURDENSOME RESTRICTIONS. No Borrower is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.


                  6.14 BUSINESS AND COLLATERAL LOCATIONS.

                       (a) On the date of this Agreement the office where each Borrower keeps its books and records concerning its Accounts and other Collateral, and such Borrower's chief place of business and chief executive office, is located at the respective address set forth on SCHEDULE 6.14(A).
     SCHEDULE 6.14(A) contains a complete and accurate list, as of the date of this Agreement, of all of the places of business of each Borrower.

                       (b) SCHEDULE 6.14(B) contains a complete and accurate list, as of the date of this Agreement, of (i) the locations of all Inventory (other than Inventory in transit and Inventory in the aggregate with a fair market value not exceeding $10,000 at any time) and Equipment of any Borrower, and (ii) if any Inventory (other than Inventory in transit) of any Borrower is not in the possession or control of such Borrower, the name and mailing address of each bailee, processor, consignee, warehouseman or other Person in possession or control thereof.

                  6.15 REAL PROPERTY. SCHEDULE 6.15 contains a complete and accurate list, as of the date of this Agreement, of (a) the address and legal descriptions of any real property owned by IMTC or any of its Subsidiaries and (b) the name and mailing address of the landlord, and the property address, of all real property not owned by any Borrower on which any Fixtures or Equipment owned by any Borrower is located (to the extent such information is not included on SCHEDULE 6.14).

                  6.16 ELIGIBILITY OF COLLATERAL. Each Account or item of Inventory which the Borrower Representative or any Borrower shall, expressly or by implication (by inclusion on a Borrowing Base Certificate or otherwise), request the Agent to classify as an Eligible Account or as Eligible Inventory, respectively, will, to the best of such Borrower's knowledge, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Account" and "Eligible Inventory, as applicable, set forth herein.

                  6.17 INTELLECTUAL PROPERTY; LICENSES. Each Borrower owns directly or is entitled to use, by license or otherwise, adequate Intellectual Property to continue to conduct its business as heretofore conducted by it, and all Intellectual Property existing on the date hereof, (together with in the case of Patents, trademarks and copyrights, the date of issuance thereof), is listed on SCHEDULE 6.17. With respect to Intellectual Property of any Borrower unless such Intellectual Property has become obsolete or is no longer used or useful in the conduct of the business of such Borrower:

                       (a) it is valid and enforceable, is subsisting, and has not been adjudged invalid or unenforceable, in whole or in part;

                       (b) Such Borrower has made all necessary filings and recordations to protect its interest therein, including, without limitation, recordations of all of its interest in its Patent Property and trademark property in the United States Patent and Trademark Office and, to the extent necessary for the conduct of such Borrower's business, in corresponding offices throughout the world and its claims to its copyright property in the United States Copyright Office and, to the extent necessary for the conduct of such Borrower's business, in corresponding offices throughout the world;

                       (c) Except as set forth on SCHEDULE 6.5, such Borrower is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property owned by it and no claim has been made that the use of any of its owned Intellectual Property does or may violate the asserted rights of any third party; and

                       (d) Such Borrower has performed, and such Borrower will continue to perform, all acts, and such Borrower has paid and will continue to pay, all required fees and taxes, to maintain each and every item of such Intellectual Property in full force and effect throughout the world, as applicable.

     Except as set forth on SCHEDULE 6.17, each Borrower owns directly or is entitled to use, by license or otherwise, all patents, trademarks, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Borrower's business, the lack of ownership of, or entitlement to, would have a Material Adverse Effect.

                  6.18 OWNERSHIP OF ASSETS; LIENS. IMTC and each of its Subsidiaries owns good and marketable title (subject to Permitted Liens) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including all Intellectual Property, other than Intellectual Property licensed to it). None of the Collateral is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which any Borrower is a lessee) except PERMITTED LIENS.

                  6.19 SUBSIDIARIES. SCHEDULE 6.19 sets forth, for IMTC, a complete and accurate list of all IMTC's Subsidiaries, and, for each such Subsidiary, a complete and accurate statement of (a) IMTC's and each of its Subsidiaries' percentage ownership of each of their respective Subsidiaries (including a description of the outstanding Capital Stock of such Subsidiary), (b) the state or other jurisdiction of formation or incorporation of each such Subsidiary, (c) each state or other jurisdiction in which each such Subsidiary is qualified to do business on the date of this Agreement and (d) all of such Subsidiary's trade names, trade styles or doing business forms on the date of this Agreement.

                  6.20 PARTNERSHIPS; JOINT VENTURES. Neither IMTC nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than (i) its Subsidiaries listed on SCHEDULE 6.19 and (ii) the partnerships and joint ventures listed on SCHEDULE 6.20. SCHEDULE 6.20 sets forth, for each partnership or joint venture that is not a Subsidiary of IMTC, a complete and accurate statement of (a) the percentage ownership of each such partnership or joint venture by IMTC or any of its Subsidiaries, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture,
     (c) each state in which each such partnership or joint venture is qualified to do business on the date of this Agreement and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the date of this Agreement.

                  6.21 SOLVENCY.  Each Borrower is Solvent.

                  6.22 MATERIAL CONTRACTS; LABOR MATTERS. SCHEDULE 6.22 contains a complete list, as of the date of this Agreement, of each contract or agreement to which any Borrower is a party which is for a term of three years or longer, or provides for payment or receipt of an aggregate amount of $1,000,000 or more and, upon the request of the Agent or any Lender, such Borrower will provide the Agent or such Lender, as applicable, with a copy of any such contract or agreement. Except as disclosed on SCHEDULE 6.22: (a) no labor contract to which any Borrower is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (b) no Borrower has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and no Borrower has a reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; and (c) on the Agreement Date (i) no Borrower is a party to any labor dispute (other than any immaterial disputes with such Borrower's employees as individuals and not affecting such Borrower's relations with any labor group or its workforce as a whole) and (ii) there are no pending or, to such Borrower's knowledge, threatened strikes or walkouts relating to any labor contracts to which any Borrower is a party or is otherwise subject.

                  6.23 INSURANCE. The Borrowers have insurance meeting the requirements of SECTION 7.6 hereof, and such insurance policies are in full force and effect. As of the Agreement Date, all insurance maintained by any Borrower is described on SCHEDULE 6.23 hereto.

                  6.24 REPRESENTATIONS AND WARRANTIES RELATING TO ACCOUNTS. With respect to all Accounts, each Borrower hereby warrants and represents to the Agent, the Lenders and the Issuing Bank that:

                       (a) They are genuine and in all respects what they purport to be, and they are not evidenced by judgments;

                       (b) They arise out of completed, BONA FIDE sales of goods or rendition of services by each Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtors;

                       (c) They are for liquidated amounts maturing as stated in the duplicate invoice covering such sale or rendition of services, copies of which have been furnished or are available to the Agent;

                       (d) Except as disclosed on SCHEDULE 6.24, no Borrower has made an agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment or volume purchases and which are reflected in the calculation of the net amount of each respective invoice related thereto;

                       (e) There are no facts, events or occurrences of which such Borrower has knowledge which in any way impair the validity or enforceability thereof or which will reduce the amount payable thereunder from the face amount of the invoice and statements delivered to the Agent with respect thereto;

                       (f) To the best of such Borrower's knowledge, the Account Debtors thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Accounts were executed and (ii) are solvent; and

                       (g) No Borrower has knowledge of any fact or circumstance which would impair the validity or collectibility of the Accounts, and to the best of such Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                  6.25 INVENTORY. Except as specifically disclosed in a Borrowing Base Certificate or otherwise disclosed to and acknowledged by Agent in writing, with respect to all Eligible Inventory:

                       (a) All such Inventory is located on the premises listed in SCHEDULE 6.14 and is of good and merchantable quality and in conformance with such Borrower's performance standards;

                       (b) Such Borrower has good, indefeasible and marketable title to such Inventory and no such Inventory is subject to any Lien whatsoever, except for Liens of Agent hereunder and Permitted Liens;

                       (c) Except as specified in SCHEDULE 6.14 or as notified in writing to Agent, no such Inventory is stored with a bailee, warehouseman, or similar party; and

                       (d) No such Inventory has been consigned to any Person.

                  6.26 FULL DISCLOSURE. None of the representations or warranties made by the Borrowers in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any report, or certificate furnished by or on behalf of the Borrowers in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                     ARTICLE VII.

                                AFFIRMATIVE COVENANTS

                  So long as any Lender shall have any Commitment hereunder, or the Issuing Bank shall have any L/C Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

                  7.1 FINANCIAL STATEMENTS. The Borrower Representative shall deliver to the Agent and each Lender, in form and detail satisfactory to the Agent:


                       (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited balance sheet of IMTC and its Subsidiaries as at the end of such year and the related statements of income or operations, shareholders' equity and cash flows for such year, on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche, L.L.P., or of another nationally-recognized independent public accounting firm reasonably acceptable to the Agent ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of IMTC's or any Subsidiary's records, and

                       (b) as soon as available, but not later than 45 days after the end of each of month, a copy of the unaudited balance sheet of IMTC and its Subsidiaries as of the end of such month and the related statements of income, shareholders' equity and cash flows for such month, on a consolidating basis and certified by a Responsible Officer as presenting fairly in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of IMTC and the Subsidiaries.

                  7.2 CERTIFICATES; OTHER INFORMATION. The Borrower Representative shall furnish to the Agent and each Lender:

                       (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 7.1(A), a certificate of the Independent Auditor stating that in making the examination necessary therefor to its knowledge each Borrower is in compliance with the covenants of this Agreement;

                       (b) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 7.1(B), a Compliance Certificate executed by a Responsible Officer of IMTC;

                       (c) promptly, copies of all financial statements and reports that any Borrower sends to its shareholders;

                       (d) promptly, such additional information regarding the business, financial or corporate affairs of IMTC or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request;

                       (e) promptly, from time to time, a written report of any change in the information set forth in SCHEDULE 6.19 or SCHEDULE 6.20 concerning any of the Subsidiaries, or any partnership or joint venture;

                       (f) from time to time and at such other times as the Agent, or any Lender requesting through the Agent, may reasonably request, a written report of any material change to the list of patents, trademarks, copyrights and other Intellectual Property information set forth in
     SCHEDULE 6.17;

                       (g) promptly upon receipt, a copy of any "management letter" received by any Borrower that has been prepared by its internal or outside accountants;

                       (h) within thirty (30) days after the end of each month, and at such other times as the Agent, or any Lender requesting through the Agent, may request, a Borrowing Base Certificate, executed and certified as accurate by a Responsible Officer of the Borrower Representative;

                       (i) upon request of the Agent, an aging of all Accounts of the Borrowers as of the most recent month end, in form and content reasonably acceptable to the Agent;

                       (j) upon request of the Agent, a certification report with respect to the Inventory of the Borrowers as of the most recent month end for all locations thereof, in form and content reasonably acceptable to the Agent;

                       (k) promptly after the sending thereof, copies of all financial statements, reports and other information which any Guarantor or any Borrower files with the Securities and Exchange Commission;

                       (l) promptly upon receipt of same, copies of all sales reports prepared by Abbott;

                       (m) promptly after the preparation of same, copies of all material press releases issued by IMTC or any Subsidiary; and

                       (n) as soon as available but not later than thirty (30) days prior to the end of any fiscal year, copies of any annual budget or projections for the next fiscal year prepared by IMTC.

                  7.3 NOTICES. The Borrower Representative shall promptly notify the Agent and each Lender:

                       (a) of the occurrence of any Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to result in an Event of Default;

                       (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of any Borrower which could reasonably be expected to result in a Material Adverse Effect; and (ii) any material dispute, litigation, investigation, proceeding or suspension which may exist at any time between IMTC or any of its Subsidiaries and any Governmental Authority;

                       (c) (x) of the commencement of, or any material development in, any litigation or proceeding by, against or affecting IMTC or any Subsidiary (i) in which the amount of damages claimed is $250,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document, or (y) of the entry of any judgment against any Borrower in excess of $100,000;

                       (d) of any change or proposed change in any of the information set forth on SCHEDULE 6.14 or SCHEDULE 6.15, including but not limited to (i) any change in the locations of any Borrower's Inventory (other than Inventory in transit), (ii) the identity of any new bailee, processor, warehouseman, consignee or other Person in possession or control of any of any Borrower's Inventory, (iii) upon the Borrower learning thereof, any change in the name or address of the lessor or owner of any Real Property leased to any Borrower, (iv) any proposed change in the location of the chief executive office or chief place of business of any Borrower, and (v) any proposed opening, closing or other change in the list of offices and other places of business of any Borrower;

                       (e)  any change in the name of any Borrower;

                       (f) any material change in the insurance information set forth in SCHEDULE 6.23;

                       (g) any material default by any Account Debtor, or other Person obligated to any Borrower, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to any Borrower if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is $1,000,000 or greater;

                       (h) upon, but in no event later than 5 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against IMTC or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Real Property of IMTC or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

                       (i) of the occurrence of any of the following events affecting any Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Borrower or any ERISA Affiliate with respect to such event:

                            i)  an ERISA Event;

                            ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                            iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Borrower or any ERISA Affiliate; or

                            iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and


                       (j) of any material change in accounting policies or financial reporting practices by IMTC or, any of its Subsidiaries;

                       Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein, and stating what action such Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SECTION 7.3(A) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

                  7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. Each Borrower shall:

                       (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                       (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable (in any material respect) to the normal conduct of its business;

                       (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                       (d) preserve or renew all of its registered patents, trademarks, trade names and service marks to the extent the same are necessary for or of importance to the conduct of the Borrower's business.

                  7.5 MAINTENANCE OF PROPERTY. Each Borrower shall maintain, and preserve all its respective property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof.

                  7.6 INSURANCE. The Borrowers shall maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance. All casualty insurance maintained by the Borrowers shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Issuing Bank and the Lenders, as their interests may appear. All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by the Agent and all such policies shall be in such amounts as may be reasonably satisfactory to the Agent and shall, by an endorsement or independent instrument furnished to the Agent provide that the insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be materially altered or canceled. On the Agreement Date, and upon the renewal, replacement, or addition of each policy of insurance thereafter, the Borrower Representative shall deliver to Agent a copy of each policy of insurance and a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement. In addition, the Borrower Representative shall notify the Agent promptly of any occurrence causing a loss or decline in value in excess of $500,000 in the aggregate of any real or personal property and the estimated (or actual, if available) amount of such loss or decline.

                  7.7 PAYMENT OF OBLIGATIONS. IMTC shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                       (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP or its foreign equivalent are being maintained by IMTC or such Subsidiary;

                       (b) all lawful claims which, if unpaid, would by law become a Lien upon its respective property; and

                       (c)  all Indebtedness as and when due and payable.

                  7.8 COMPLIANCE WITH LAWS. The Borrowers shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                  7.9 COMPLIANCE WITH ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                  7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. IMTC shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, or its foreign equivalent, consistently applied shall be made of all financial transactions and matters involving the assets and business of IMTC and such Subsidiary. The Borrowers shall permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (including, but not limited to, semi-annual inspections by the Agent's field examiners for the purpose of valuing such Borrower's Inventory and Accounts), all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower Representative; PROVIDED, HOWEVER, when an Event of Default exists the Agent or any Lender may do any of the foregoing at any time and without advance notice.

                  7.11 ENVIRONMENTAL LAWS.

                       (a) IMTC shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

                       (b) Upon the written request of the Agent, the Borrower Representative shall submit to the Agent at the Borrowers' sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to SUBSECTION 7.3(H), that could, individually or in the aggregate, result in liability in excess of $250,000.

                  7.12 USE OF PROCEEDS. The Borrowers shall use the proceeds of the Loans made hereunder to refinance certain Indebtedness, pay certain amounts in connection with the settlement of the Chiron Litigation and other litigation, for Permitted Acquisitions and acquisitions of Intellectual Property in the ordinary course of business, and for working capital and other general corporate purposes not in contravention of any Requirement of Law or of this Agreement.

                  7.13 FURTHER ASSURANCES.

                       (a) The Borrowers shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                       (b) Promptly upon request by the Agent or the Majority Lenders, the Borrowers shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Majority Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent, the Issuing Bank and the Lenders the rights granted or now or hereafter intended to be granted to the Agent, the Issuing Bank or the Lenders under any Loan Document or under any other document executed in connection therewith.

                       (c) The Borrowers shall complete all matters set forth on SCHEDULE 7.13 hereto in accordance therewith and by the date of completion set forth therein.


                                    ARTICLE VIII.


                                  NEGATIVE COVENANTS

                  So long as any Lender shall have any Commitment hereunder, or any Issuing Bank shall have any L/C Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

                  8.1 LIMITATION ON LIENS. IMTC shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

                       (a) any Lien existing on property of IMTC or any Material Subsidiary on the Agreement Date and set forth in SCHEDULE 8.1 securing Indebtedness outstanding on such date;

                       (b)  any Lien created under any Loan Document;

                       (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.7, provided that no notice of lien has been filed or recorded;

                       (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                       (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                       (f) Liens (other than Liens on the Collateral) on the property of IMTC or any Material Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business , provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                       (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for IMTC and its Material Subsidiaries do not exceed $500,000;

                       (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of IMTC and its Material Subsidiaries;

                       (i) Liens on assets of Persons which become Subsidiaries after the date of this Agreement, PROVIDED, HOWEVER, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof and do not exceed the aggregate amount of $500,000;

                       (j) purchase money security interests on any property acquired or held by IMTC or its Material Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Equipment; PROVIDED THAT (i) any such Lien attaches to such Equipment; concurrently with or within 20 days after the acquisition thereof,
     (ii) such Lien attaches solely to the Equipment so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Equipment; and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests (exclusive of Capitalized Leases) shall not exceed in the aggregate $500,000 in any fiscal year;

                       (k) Liens securing obligations in respect of Capitalized Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

                       (l) Liens on Accounts owned by Murex Diagnostici S.p.A. and described on SCHEDULE 8.1;

                       (m) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by IMTC on such Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by IMTC or any Subsidiary to provide collateral to the depository institution; and

                       (n) Liens on Equipment and real property securing Indebtedness permitted by SECTION 8.5(G) hereof.

                  8.2 LIQUIDATION; CHANGE IN OWNERSHIP OR NAME; DISPOSITION OR ACQUISITION OF ASSETS; ETC. IMTC shall not, and shall not suffer or permit any Material Subsidiary to, directly or indirectly:

                       (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business;

                       (b) Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business except (i) in the ordinary course of business at the fair market value thereof and for cash or cash equivalents, (ii) for physical assets used, consumed or otherwise disposed of in the ordinary course of business, or (iii) other assets, the fair market value of which does not exceed in the aggregate for IMTC and the Material Subsidiaries $250,000 in any fiscal year.

                       (c) (i) Become a partner or joint venturer with any third party; or (ii) acquire (A) all or any substantial part of the assets, property or business of, or (B) any assets that constitute a division or operating unit of the business of, any other Person, except in connection with a Permitted Acquisition.

                       (d) Create any Subsidiary, unless (i) if such Subsidiary is organized or operated in the United States, the United Kingdom or Barbados, any such Subsidiary executes at the time of its creation a security agreement in favor of the Collateral Agent, and all UCC-1 financing statements (or the equivalent thereof) necessary to perfect the security interest of the Collateral Agent granted by the security agreement, all in form and substance satisfactory to the Agent, (ii) such Subsidiary executes at the time of its creation a guaranty agreement in favor of the Agent, in form and substance satisfactory to the Agent,
     (iii) the Agent receives such opinion letters as it may reasonably request regarding the documents delivered pursuant to clauses (i) and (ii) above (and, if applicable, the perfection of Liens created thereunder) if the Subsidiary is a Material Subsidiary, and (iv) no Default exists immediately prior to or after the creation of such Subsidiary.

                       (e) Change its corporate name without giving the Agent thirty (30) days prior written notice of its intention to do so and complying with all reasonable requirements of the Agent in regard thereto.

                  8.3  CONSOLIDATIONS AND MERGERS.  Except as permitted by
     Section 8.2, IMTC shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except any Material Subsidiary (other than a Borrower) may merge with (a) any Borrower, provided that such Borrower shall be the continuing or surviving corporation, (b) any other Material Subsidiary, and (c) any other Subsidiary, provided that (i) such Material Subsidiary shall be the continuing or surviving corporation, and (ii) no Default or Event of Default shall exist hereunder, both before and after giving effect to such Merger.

                  8.4 LOANS AND INVESTMENTS. IMTC shall not purchase or acquire, or suffer or permit any Material Subsidiary to purchase or acquire, or make any commitment therefor, any Capital Stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of IMTC (together, "INVESTMENTS"), except:
     (a) IMTC and its Material Subsidiaries may purchase or otherwise acquire and own (i) marketable, direct obligations of the United States of America and its agencies maturing within three hundred sixty-five (365) days of the date of purchase, (ii) commercial paper issued by corporations, each of which shall (A) have a consolidated net worth of at least $250,000,000, and
     (B) conduct substantially all of its business in the United States of America, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's Investors Service, Inc., or "A-1" or better by Standard & Poor's Corporation, (iii) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a United States national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-1" or better by Moody's Investors Service, Inc. or "A-1" or better by Standard & Poor's Corporation, and (iv) up to $100,000 per institution and up to $1,000,000 in the aggregate in (A) short-term obligations issued by any local commercial bank or trust company located in those areas where IMTC or such Subsidiary conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (B) commercial bank-insured money market funds, or any combination of investments described in clauses (A) and (B);
     (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; (c) (i) extensions of credit by IMTC or its Material Subsidiaries to another of its Subsidiaries, (x) in accordance with SECTION 8.6 hereof or (y) not exceeding the aggregate amount of $250,000 in any fiscal year; (d) investments in connection with a Permitted Acquisition; and (e) investments in Digene Diagnostics, Inc., Innogenetics, N.V. and AtheroGenics, Inc. in existence as of the Agreement Date and described on SCHEDULE 8.4.

                  8.5 LIMITATION ON INDEBTEDNESS. IMTC shall not, and shall not suffer or permit any Material Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                       (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                       (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 8.9;

                       (c) all Indebtedness existing on the Agreement Date and set forth in SCHEDULE 8.5;

                       (d) Indebtedness secured by Liens permitted by SECTION 8.1(I) AND (J).

                       (e) Indebtedness incurred in connection with Capital Leases entered into by IMTC or any Subsidiary to finance the acquisition of equipment (and in compliance with SECTION 8.18);

                       (f) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money; and

                       (g) Other Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding.

                  8.6 TRANSACTIONS WITH AFFILIATES. IMTC shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of IMTC, except upon fair and reasonable terms fully disclosed to Agent and no less favorable to IMTC or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of IMTC.

                  8.7 USE OF PROCEEDS. The Borrowers shall not use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly,
     (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin

     Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  8.8 CHANGE IN ACCOUNTS. During such time that an Event of Default exists, no Borrower will permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any of its Accounts, including any of the terms relating thereto.

                  8.9 CONTINGENT OBLIGATIONS. IMTC shall not, and shall not suffer or permit any Material Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                       (a) endorsements for collection or deposit in the ordinary course of business;

                       (b) Contingent Obligations of IMTC and its Material Subsidiaries existing as of the Agreement Date and listed in SCHEDULE 8.9;

                       (c) Guaranty Obligations entered into by IMTC or any Material Subsidiary after the Agreement Date with respect to obligations of an Affiliate of IMTC and not exceeding $1,000,000 in the aggregate at any time outstanding.

                  8.10 RESTRICTED PAYMENTS. IMTC shall not, and shall not suffer or permit any Material Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Capital Stock, or purchase, redeem or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that as applicable:

                       (a) IMTC and any Material Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock; and

                       (b) IMTC and any Material Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

                       (c) Any Material Subsidiary may declare and pay dividends to IMTC or any other Material Subsidiary.

                  8.11 ERISA. The Borrowers shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Borrower in an aggregate amount in excess of $250,000; or
     (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  8.12 CHANGE IN BUSINESS. The Borrowers shall not engage in any material line of business substantially different from those lines of business carried on by the Borrowers on the date hereof.


                  8.13 ACCOUNTING CHANGES. IMTC shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or its foreign equivalent, or change the fiscal year of IMTC or of any Material Subsidiary.

                  8.14 INTELLECTUAL PROPERTY. Each Borrower agrees that it will, with respect to the Intellectual Property of such Borrower which is necessary for or of importance to the conduct of the business of such Borrower, unless such Intellectual Property has become obsolete:

                       (a) Not, do any act, or omit to do any act, whereby any of its respective Patent Property may lapse or become abandoned or dedicated to the public or unenforceable;

                       (b)  Not, and not permit any licensee of it to:

                            i) fail to continue to use any of the trademark property in order to maintain all of such trademark property in full force free from any claim of abandonment for non-use;

                            ii) fail to maintain as in the past in all material respects the quality of products and services offered under all of the trademark property;

                            iii) fail to employ all of the trademark property registered with any Federal or state or foreign authority with an appropriate notice of such registration;

                            iv) adopt or use any other trademark which is confusingly similar or a colorable imitation of any of the trademark property;

                            v) use any of the trademark property registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of such trademark property has been made; or

                            vi) do or permit any act or knowingly omit to do any act whereby any of the trademark property may lapse or become invalid or unenforceable;

                       (c) Not, do or permit any act or knowingly omit to do any act whereby any of the copyright property may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof;

                       (d) That it shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property is invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding its or any of its Subsidiaries' ownership of any material Intellectual Property, its right to register the same or to keep and maintain and enforce the same;

                       (e) That it shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or, to the extent necessary for the conduct of such Borrower's business, any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing CLAUSES (A), (B) and (C)); and

                       (f) That it shall, within ten (10) days after the Agreement Date, execute and deliver to the Agent such documents as are required to register or perfect the Agent's security interest in the Patent Property licensed to Abbott pursuant to the License Agreement in the jurisdictions set forth therein.

                  8.15 NEGATIVE PLEDGES, ETC. IMTC will not, and not permit any of its Material Subsidiaries to, enter into any agreement (excluding this Agreement and any Loan Document) prohibiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (b) the ability of the Borrowers to amend or otherwise modify this Agreement or any other Loan Document.

                  8.16 FUNDED DEBT/EBITDA RATIO. IMTC shall not permit as of December 31, 1996, and the last day of each fiscal quarter thereafter, the ratio of (i) Funded Debt as of such date to (ii) EBITDA for the immediately preceding twelve (12) month period to exceed 1.50 to 1.0.

                  8.17 CONSOLIDATED TANGIBLE NET WORTH. IMTC shall not permit as of December 31, 1996, and the last day of each fiscal quarter thereafter, Consolidated Tangible Net Worth to be less than $50,000,000; PROVIDED, HOWEVER, that (i) such amount shall be increased at the end of each fiscal year (commencing with the fiscal year ending December 31, 1997) by an amount equal to $2,500,000, and (ii) in no event shall IMTC's investment in Innogenetics N.V. be deemed an intangible asset for purposes of the calculation of "Consolidated Tangible Net Worth".

                  8.18 CAPITAL EXPENDITURES. IMTC and its Subsidiaries shall not make or incur during the fiscal year ending on December 31, 1997, and during each fiscal year thereafter, in the aggregate any Capital Expenditures in excess of $7,000,000; PROVIDED, HOWEVER, during fiscal year 1998 only, IMTC and its Subsidiaries may make or incur Capital Expenditures in an aggregate amount equal to (a) $7,000,000 plus (b) (i) $7,000,000 MINUS (ii) the aggregate amount of Capital Expenditures made or incurred by IMTC and its Subsidiaries during fiscal year 1997.


                                     ARTICLE IX.

                                  EVENTS OF DEFAULT

                  9.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                       (a)  The Borrowers fail to pay, (i) when and as required

     to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within three (3) days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                       (b) Any representation or warranty by IMTC or any Subsidiary made or deemed made herein, in any other Loan Document or which is contained in any certificate, document or financial or other statement by IMTC, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

                       (c) IMTC or any Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) SECTION 8.4 and such default shall continue unremedied for a period of seven (7) days, or (ii) SECTIONS 7.1, 7.2, 7.3, 7.4, 7.12 or 7.13(C) or in ARTICLE VIII (other than
     SECTION 8.4); or

                       (d) IMTC or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document and such default shall continue unremedied for the earlier of (i) the applicable cure period in such Loan Document, if any, or (ii) a period of thirty (30) days after the earlier of (A) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (B) the date upon which written notice thereof is given to the Borrower Representative by the Agent or any Lender; or

                       (e) (i) Any Borrower (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or
     (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

                       (f) Any Borrower or any Material Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                       (g) (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                       (h) (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or
     (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

                       (i) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Borrower or any Material Subsidiary in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                       (j) Any non-monetary judgment, order or decree is entered against any Borrower or any Material Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                       (k)  There occurs any Change of Control; or

                       (l) Any event described in clause (a) or clause (b) of the definition of "Material Adverse Effect" set forth herein shall occur; or

                       (m) Any Material Subsidiary fails in any material respect to perform or observe any term, covenant or agreement in any Loan Document to which it is a party; or any Guaranty executed by a Material Subsidiary is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Material Subsidiary contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

                       (n) i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Material Subsidiary party thereto or the Borrower or any Material Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                            ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

                  9.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders,

                       (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                       (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                       (c) exercise on behalf of itself, the Issuing Bank or the Lenders all rights and remedies available to it, the Collateral Agents, the Issuing Bank or the Lenders under the Loan Documents or applicable law;

     PROVIDED, HOWEVER, that upon the occurrence of any event specified in SUBSECTION (F) or (G) of SECTION 8.1, with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Lender.

                  9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                      ARTICLE X.

                                      THE AGENT

                  10.1 APPOINTMENT AND AUTHORIZATION; "AGENT" AND "ISSUING
     BANK".

                       (a) Each Lender, each Issuing Bank and each Collateral Agent hereby irrevocably (subject to SECTION 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                       (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; PROVIDED, HOWEVER, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this
     ARTICLE X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this ARTICLE X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

                  10.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                  10.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Guarantor.

                  10.4 RELIANCE BY AGENT.

                       (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                       (b) For purposes of determining compliance with the conditions specified in SECTION 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

                  10.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice, and will notify the Borrower Representative if such notice is given by a Lender. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with ARTICLE XI; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

                  10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

                  10.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Obligations; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Obligations resulting solely from such Person's gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                  10.8 AGENT IN INDIVIDUAL CAPACITY. BAFSB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with IMTC and its Subsidiaries and Affiliates as though BAFSB were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BAFSB or its Affiliates may receive information regarding IMTC or its Affiliates (including information that may be subject to confidentiality obligations in favor of IMTC or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them.

                  10.9 SUCCESSOR AGENT; SUCCESSOR ISSUING BANK.

                       (a) The Agent may and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower Representative. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
     ARTICLE X and SECTIONS 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

                       (b) The Issuing Bank may and at the request of the Majority Lenders shall, resign as Issuing Bank upon thirty (30) days' notice to the Lenders and the Borrower Representative. If the Issuing Bank resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor issuing bank for the Lenders. If no successor issuing bank is appointed prior to the effective date of the resignation of the Issuing Bank, the Issuing Bank may appoint, after consulting with the Lenders and the Borrower Representative, a successor issuing bank from among the Lenders. Upon the acceptance of its appointment as successor issuing bank hereunder, such successor issuing bank shall succeed to all the rights, powers and duties of the retiring Issuing Bank and the term "Issuing Bank" shall mean such successor issuing bank and the retiring Issuing Bank's appointment, powers and duties as Issuing Bank shall be terminated. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of Article III and SECTIONS 10.7, 11.4 and
     11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Agreement. If no successor issuing bank has accepted appointment as Issuing Bank by the date which is thirty (30) days following a retiring Issuing Bank's notice of resignation, the retiring Issuing Bank's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Issuing Bank hereunder until such time, if any, as the Majority Lenders appoint a successor issuing bank as provided for above.

                  10.10     WITHHOLDING TAX.

                       (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and the Borrower Representative:

                            i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                            ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                            iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                       Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                       (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to notify the Agent and the Borrower Representative of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                       (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                       (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                       (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  10.11     COLLATERAL MATTERS.

                       (a) The Agent and the Collateral Agents are authorized on behalf of the Issuing Bank and all the Lenders, without the necessity of any notice to or further consent from the Issuing Bank or the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                       (b) The Lenders and the Issuing Bank irrevocably authorize the Agent and the Collateral Agents, at their respective option and in their respective discretion, to release any Lien granted to or held by the Agent or such Collateral Agent upon any Collateral (i) upon termination of the Commitment and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time thereafter;
     (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in SECTION 11.1(F). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's or the Collateral Agent's authority to release particular types or items of Collateral pursuant to this SUBSECTION 10.11(B), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's or the Collateral Agent's rights under this SECTION 10.11.

                       (c) Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to the Agent for itself and for the ratable benefit of the Issuing Bank and the Lenders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Agent for itself and for the ratable benefit of the Issuing Bank and the Lenders.


                                     ARTICLE XI.

                                    MISCELLANEOUS

                  11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower Representative and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given;

     PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower Representative and acknowledged by the Agent, do any of the following:

                       (a)  increase or extend the Commitment of any Lender;

                       (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                       (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                       (d) increase the amount of the Commitment or change the Commitment Percentages or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                       (e) amend the definition of "Majority Lenders", this Section or any provision herein providing for consent or other action by all Lenders; or

                       (f) discharge any Guarantor, or release any portion of the Collateral except as otherwise may be provided herein or in the Collateral Document or except where the consent of the Majority Lenders only is specifically provided for;

     and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it,
     (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

                  11.2 NOTICES.

                       (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
     SCHEDULE 3; or, as directed to the Borrower Representative or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower Representative and the Agent.

                       (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail (certified mail or registered mail, return receipt requested), or if delivered, upon delivery; except that notices pursuant to Article II, IV or XI to the Agent shall not be effective until actually received by the Agent, and notices pursuant to
     Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                       (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice.

                  11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  11.4 COSTS AND EXPENSES.  The Borrowers shall:

                       (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent, the Issuing Bank, and the Lenders within five Business Days after demand for all reasonable costs and expenses incurred by the Agent, the Issuing Bank, and the Lenders in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent, the Issuing Bank, and the Lenders with respect thereto; and

                       (b) pay or reimburse the Agent, the Issuing Bank and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the (i) custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and (ii) exercise, enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                       (c) pay or reimburse the Agent within five Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under SUBSECTIONS (A) AND (B) of this SECTION.

                  11.5 BORROWER INDEMNIFICATION.

                       (a) Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Foreign Exchange Agreements, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Foreign Exchange Agreements or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED OBLIGATIONS"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Obligations resulting solely from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable order of a court of competent jurisdiction. The agreements in this Section shall survive payment of all other Obligations.

                       (b) i) The Borrowers shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrowers' obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender.

                            ii) In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrowers nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Borrowers or any other Person against, or to inform the Borrowers or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Lender shall be obligated to disclose to the Borrowers or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

                       (c) SURVIVAL; DEFENSE. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Borrowers. All amounts owing under this Section shall be paid within 30 days after demand.

                  11.6 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

                  11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

                  11.8 ASSIGNMENTS.

                       (a) Any Lender may, with the written consent of the Borrower Representative at all times other than during the existence of an Event of Default, and the Agent and the Issuing Banks, which consent of the Borrower shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower Representative, the Agent or the Issuing Banks shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender and organized in the same country as such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Revolving Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $1,000,000; PROVIDED, HOWEVER, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT H ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and
     (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000.

                       (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                       (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with SUBSECTION 11.8(A)), the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments arising therefrom. The Commitment Percentage allocated to each Assignee shall reduce the Commitment Percentage of the assigning Lender PRO TANTO.

                       (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
     SECTION 203.14, and such Federal Reserve Lender may enforce such pledge or security interest in any manner permitted under applicable law.

                  11.9 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower Representative and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, LENDER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY LENDERS.

                  11.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender and the Issuing Bank shall notify the Agent in writing of any changes in the address to which notices to such Lender or Issuing Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

                  11.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

                  11.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  11.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Issuing Bank, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

                  11.14     GOVERNING LAW AND JURISDICTION.

                       (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT, THE ISSUING BANK AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                       (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE FEDERAL COURTS SITTING IN THE STATE OF GEORGIA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANK, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANK AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT, THE ISSUING BANK, AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY GEORGIA LAW.

                  11.15 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, THE LENDERS, THE ISSUING BANK, AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS, THE ISSUING BANK, AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  11.16 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders, the Issuing Bank and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia by their proper and duly authorized officers as of the day and year first above written.


     Borrowers:                 INTERNATIONAL MUREX TECHNOLOGIES CORPORATION


                                By: /s/ Steven C. Ramsey
                                   -----------------------------------------
                                Title:  Vice President Controller
                                      -------------------------------------


                                MUREX DIAGNOSTICS INTERNATIONAL, INC.


                                By:  /s/ Steven C. Ramsey
                                   -----------------------------------------
                                Title:  Director
                                      --------------------------------------


                                IMTC HOLDINGS, INC.


                                By:  /s/ Steven C. Ramsey
                                   ----------------------------------------
                                Title:  V.P. Finance
                                      -------------------------------------


                                MUREX DIAGNOSTICS CORPORATION


                                By:  /s/ Steven C. Ramsey
                                   ---------------------------------------
                                Title:   Director
                                      ------------------------------------


                                IMTC HOLDINGS (UK) LIMITED


                                By:  /s/ Steven C. Ramsey
                                   ---------------------------------------
                                Title:  Director
                                      ------------------------------------


                                MUREX DIAGNOSTICS, INC.


                                By:  /s/ Steven C. Ramsey
                                   ---------------------------------------
                                Title:  V.P. Finance
                                      ------------------------------------

                                MUREX BIOTECH LIMITED


                                By:  /s/ Steven C. Ramsey
                                   ---------------------------------------
                                Title:   Director
                                       -----------------------------------



     Agent:                     BANK OF AMERICA, FSB


                                By:  /s/ John Yankauskas
                                   ---------------------------------------
                                Title:   V.P.
                                      ------------------------------------



     Lenders:                   BANK OF AMERICA, FSB


                                By:  /s/ John Yankauskas
                                   ---------------------------------------
                                Title:  V.P.
                                      ------------------------------------


                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, acting through its London Branch

                                By:  /s/ Illegible
                                   ----------------------------------------
                                Title:   Vice President
                                      -------------------------------------



     Issuing Banks:             BANK OF AMERICA ILLINOIS


                                By:  /s/ Illegible
                                   ---------------------------------------
                                Title:   Vice President
                                      ------------------------------------


                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, acting through its London Branch


                                By:  /s/ Illegible
                                   ---------------------------------------
                                Title:   Vice President
                                      ------------------------------------